As  filed  with the  Securities  and  Exchange  Commission  on June  ____ , 2000
                                                        Registration No. 33-____


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                                11-1986657
  (State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)


                         55 Charles Lindbergh Boulevard
                            Mitchel Field, N.Y. 11553
                    (Address of principal executive offices)

                 Frequency Electronics, Inc. 401(k) Savings Plan
                              (Full title of plan)


                    Joseph P. Franklin, Chairman of the Board
                           Frequency Electronics, Inc.
                         55 Charles Lindbergh Boulevard
                            Mitchel Field, N.Y. 11553
                     (Name and address of agent for service)

                                 (516) 794-4500
          (Telephone number, including area code, of agent for service)

                                  -------------

                                   Copies to:
                             Charles A. Bilich, Esq.
                   Meltzer, Lippe, Goldstein & Schlissel, P.C.
                                190 Willis Avenue
                             Mineola, New York 11501
                                 (516) 747-0300
                               Fax (516) 747-0653



                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------
                                         Proposed          Proposed
Title of                Amount           maximum           maximum              Amount of
securities              to be            offering price    aggregate            registration
to be registered(1)     registered(1)    per share(2)      offering price(2)    fee

---------------------------------------------------------------------------------------------

Common Stock, $1.00     250,000          $27.125           $6,781,250           $1,356.25
par value per share,    -------          -------           ----------           --------

---------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon the average of the high and low sales price of the Common Stock of the Registrant on June 26, 2000 as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports and definitive proxy or information statements filed pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 1999;

     (c) The description of the Registrant's Common Stock, par value $1.00 per share, contained in the Registrant's Registration Statement on Form 8-A, filed under the Exchange Act on August 27, 1969, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable because the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel.

     Not applicable. The 250,000 shares of Common Stock registered hereby constitute "treasury shares" and accordingly no opinion regarding the legality of the issuance thereof is required.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, Registrant indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees or agents of Registrant. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorney's fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she serves or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

     The Registrant's By-Laws provide for indemnification of the Registrant's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Registrant, or of any other corporation which they serve as a director or officer at the request of the Registrant, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit or proceeding is commenced against them. The indemnification provided by the By-Laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith or gross negligence.

     The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4.1 Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on May 23, 1968 (filed as Exhibit 3.1 of Registrant's registration statement on Form S-1 (File No. 2-29609), and incorporated herein by reference).

     4.2 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on March 27, 1981 (filed as Exhibit 3.2 of Registrant's registration statement on Form S-1 (File No. 2-71727), and incorporated herein by reference).

     4.3 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1984 (filed as Exhibit 27 of Registrant's Form 10-K for the year ended April 30, 1985 and incorporated herein by reference).

     4.4 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 22, 1986 (filed as

          Exhibit 42 of Registrant's Form 10-K for the year ended April 30, 1987 and incorporated herein by reference).

     4.5 Amended and Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1987 (filed as
          Exhibit 45 of Registrant's Form 10-K for the year ended April 30, 1990 and incorporated herein by reference).

     4.6 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on November 2, 1989 (filed as Exhibit 59 of Registrant's Form 10-K for the year ended April 30, 1990 and incorporated herein by reference).4.7 By-Laws of Registrant (filed as
          Exhibit 3.3 to Registrant's Form 10-K for the year ended April 30, 1981, and incorporated herein by reference).

     4.8 Registrant's 401(k) Savings Plan, as amended and restated on July 22, 1999.

     4.9 First Amendment to Registrants 401(k) Savings Plan, dated as of June 12, 2000, to be effective as of January 1, 2000.

     23.1 Consent of PricewaterhouseCoopers LLP

     24.1 Power of Attorney

     The Registrant will submit in a timely manner the 401(k) Savings Plan, as amended effective January 1, 2000, to the Internal Revenue Service for a determination letter that the Plan remains qualified under Section 401 of the Internal Revenue Code and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-affective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, However, that paragraphs A(1)(i) and A(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Registrant or the Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d)of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payments by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is assented by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mitchel Field, county of Nassau, Town of Hempstead, State of New York, on the 29th day of June, 2000.

                                FREQUENCY ELECTRONICS, INC.

                                By:  /s/ Martin B. Bloch
                                     -------------------------------------------
                                     MARTIN B. BLOCH, President and
                                     Chief Executive Officer

                                By:  /s/ Alan L. Miller
                                     -------------------------------------------
                                     ALAN L. MILLER, Chief Financial
                                     Officer and Controller

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.

                                              By: /s/ Joseph P. Franklin
                                                  ------------------------------
                                                  JOSEPH P. FRANKLIN, Chairman
                                                  of the Board and Director

                                              By: /s/ Martin B. Bloch
                                                  ------------------------------
                                                  MARTIN B. BLOCH, President,
                                                  Chief Executive Officer
                                                  and Director

                                              By: /s/ John C. Ho
                                                  ------------------------------
                                                  JOHN C. HO, Director

                                              By: /s/ Joel Girsky
                                                  ------------------------------
                                                  JOEL GIRSKY, Director

                                              By: /s/ Marvin Meirs
                                                  ------------------------------
                                                  MARVIN MEIRS, Director

                                              By: /s/ E. Donald Shapiro
                                                  ------------------------------
                                                  E. DONALD SHAPIRO, Director

                                              By: /s/ S. Robert Foley, Jr.
                                                  ------------------------------
                                                  S. ROBERT FOLEY, JR.,
                                                  Director

                                  EXHIBIT INDEX


Exhibit Number               Description
--------------               -----------

         4.8 Registrant's 401(k) Savings Plan, as amended and restated on July 22, 1999

         4.9 First Amendment to Registrant's 401(k) Savings Plan, dated as of June 12, 2000, to be effective as of January 1, 2000

         23.1                Consent of PricewaterhouseCoopers LLP

         24.1                Powers of Attorney

                                   EXHIBIT 4.8

                           FREQUENCY ELECTRONICS, INC.

                               401(K) SAVINGS PLAN

                                TABLE OF CONTENTS


ARTICLE 1...................................................................-2-
DEFINITIONS.................................................................-2-
         1.1      ACP or ACP TEST...........................................-2-
         1.2      ACTUAL DEFERRAL PERCENTAGE TEST...........................-2-
         1.3      ADP or ADP TEST...........................................-3-
         1.4      ADMINISTRATOR.............................................-3-
         1.5      ADOPTING EMPLOYER.........................................-3-
         1.6      AFFILIATED EMPLOYER.......................................-3-
         1.7      AGE.......................................................-3-
         1.8      ANNIVERSARY DATE..........................................-3-
         1.9      ANNUITY STARTING DATE.....................................-3-
         1.10     AVERAGE CONTRIBUTION PERCENTAGE TEST......................-3-
         1.11     BENEFICIARY...............................................-5-
         1.12     BREAK IN SERVICE..........................................-5-
         1.13     CODE......................................................-6-
         1.14     COMPENSATION..............................................-6-
         1.15     DISABILITY................................................-6-
         1.16     EARLY RETIREMENT AGE......................................-6-
         1.17     EARNED INCOME.............................................-6-
         1.18     ELECTIVE DEFERRAL.........................................-6-
         1.19     ELIGIBLE PARTICIPANT......................................-7-
         1.20     EMPLOYEE..................................................-7-
         1.21     EMPLOYER..................................................-7-
         1.22     FIDUCIARY.................................................-7-
         1.23     FISCAL YEAR...............................................-7-
         1.24     FORFEITURE................................................-8-
         1.25     HCE.......................................................-8-
         1.26     HIGHLY COMPENSATED EMPLOYEE...............................-8-
         1.27     HOUR OF SERVICE...........................................-8-
         1.28     KEY EMPLOYEE..............................................-8-
         1.29     LEASED EMPLOYEE...........................................-9-
         1.30     LIMITATION YEAR...........................................-9-
         1.31     MATCHING CONTRIBUTION.....................................-9-
         1.32     MATERNITY OR PATERNITY LEAVE..............................-9-
         1.33     NHCE......................................................-9-
         1.34     NON-ELECTIVE CONTRIBUTIONS................................-9-
         1.35     NON-HIGHLY COMPENSATED EMPLOYEE...........................-9-
         1.36     NON-KEY EMPLOYEE..........................................-9-
         1.37     NORMAL RETIREMENT AGE....................................-10-
         1.38     NORMAL RETIREMENT DATE...................................-10-
         1.39     OWNER-EMPLOYEE...........................................-10-
         1.40     PARTICIPANT..............................................-10-
         1.41     PARTICIPANT'S ACCOUNT....................................-10-
         1.42     PERMISSIVE AGGREGATION GROUP.............................-10-
         1.43     PLAN.....................................................-10-
         1.44     PLAN YEAR................................................-10-
         1.45     POLICY...................................................-10-
         1.46     QMAC.....................................................-10-
         1.47     QNEC.....................................................-10-
         1.48     QUALIFIED JOINT AND SURVIVOR ANNUITY.....................-10-
         1.49     QUALIFIED MATCHING CONTRIBUTION..........................-11-
         1.50     QUALIFIED NON-ELECTIVE CONTRIBUTIONS.....................-11-

         1.51     QUALIFIED PRERETIREMENT SURVIVOR ANNUITY.................-11-
         1.52     REQUIRED AGGREGATION GROUP...............................-11-
         1.53     REQUIRED BEGINNING DATE..................................-11-
         1.54     SECTION 415 COMPENSATION.................................-12-
         1.55     SELF-EMPLOYED INDIVIDUAL.................................-12-
         1.56     SHAREHOLDER-EMPLOYEE.....................................-12-
         1.57     SUPER TOP HEAVY..........................................-12-
         1.58     TERMINATION OF EMPLOYMENT................................-12-
         1.59     TERMINATED PARTICIPANT...................................-12-
         1.60     TOP HEAVY................................................-12-
         1.61     TOP HEAVY MINIMUM ALLOCATION.............................-13-
         1.62     TOP HEAVY RATIO..........................................-13-
         1.63     TRUSTEE..................................................-14-
         1.64     TRUST FUND...............................................-14-
         1.65     VALUATION DATE...........................................-14-
         1.66     VESTED AGGREGATE ACCOUNT.................................-14-
         1.67     VESTED INTEREST..........................................-14-
         1.68     YEAR OF SERVICE..........................................-14-

ARTICLE 2..................................................................-16-
PLAN PARTICIPATION.........................................................-16-
         2.1      ELIGIBILITY REQUIREMENTS.................................-16-
         2.2      ENTRY DATE...............................................-17-
         2.3      WAIVER OF PARTICIPATION..................................-17-
         2.4      CESSATION OF PARTICIPATION...............................-17-
         2.5      RESTRICTIONS ON OWNER-EMPLOYEES..........................-17-

ARTICLE 3..................................................................-18-
CONTRIBUTIONS AND ALLOCATIONS..............................................-18-
         3.1      EMPLOYER CONTRIBUTIONS...................................-18-
         3.2      ALLOCATION OF EMPLOYER CONTRIBUTIONS.....................-19-
         3.3      ALLOCATION OF EARNINGS AND LOSSES........................-20-
         3.4      ALLOCATION OF FORFEITURES................................-20-
         3.5      TOP HEAVY MINIMUM ALLOCATION.............................-20-
         3.6      FAILSAFE ALLOCATION......................................-21-
         3.7      ROLLOVERS................................................-21-

ARTICLE 4..................................................................-23-
PLAN BENEFITS..............................................................-23-
         4.1      BENEFIT UPON NORMAL OR EARLY RETIREMENT..................-23-
         4.2      BENEFIT UPON LATE RETIREMENT.............................-23-
         4.3      BENEFIT UPON DEATH.......................................-23-
         4.4      BENEFIT UPON DISABILITY..................................-23-
         4.5      BENEFIT UPON TERMINATION.................................-23-
         4.6      DETERMINATION OF VESTED INTEREST.........................-23-

ARTICLE 5..................................................................-25-
DISTRIBUTION OF BENEFITS...................................................-25-
         5.1      BENEFIT UPON RETIREMENT..................................-25-
         5.2      BENEFIT UPON DEATH.......................................-25-
         5.3      DISABILITY BENEFITS......................................-26-
         5.4      BENEFIT UPON TERMINATION.................................-27-
         5.5      CASH-OUT OF BENEFITS.....................................-27-
         5.6      RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS..................-28-
         5.7      RESTORATION OF FORFEITED ACCOUNT BALANCE.................-28-
         5.8      SPOUSAL CONSENT REQUIREMENTS.............................-29-
         5.9      APPLICATION OF CODE SECTION 401(a)(9)....................-30-
         5.10     STATUTORY COMMENCEMENT OF BENEFITS.......................-31-
         5.11     DETERMINATION OF LIFE EXPECTANCIES.......................-31-

         5.12     SEGREGATION OF BENEFIT BEFORE DISTRIBUTION...............-31-
         5.13     DISTRIBUTION IN EVENT OF LEGAL INCAPACITY................-31-
         5.14     DIRECT ROLLOVERS.........................................-31-
         5.15     DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS................-32-
         5.16     DISTRIBUTION OF EXCESS CONTRIBUTIONS.....................-33-
         5.17     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS...........-34-
         5.18     FINANCIAL HARDSHIP DISTRIBUTIONS.........................-36-

ARTICLE 6..................................................................-38-
CODE SECTION 415 LIMITATIONS...............................................-38-
         6.1      MAXIMUM ANNUAL ADDITION..................................-38-
         6.2      ADJUSTMENTS TO MAXIMUM ANNUAL ADDITION...................-38-
         6.3      MULTIPLE PLANS AND MULTIPLE EMPLOYERS....................-39-
         6.4      MULTIPLE PLAN REDUCTION..................................-39-
         6.5      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS................-41-

ARTICLE 7..................................................................-42-
DUTIES OF THE TRUSTEE......................................................-42-
         7.1      APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION.........-42-
         7.2      INVESTMENT ALTERNATIVES OF THE TRUSTEE...................-42-
         7.3      VALUATION OF THE TRUST FUND..............................-44-
         7.4      COMPENSATION AND EXPENSES................................-44-
         7.5      PAYMENTS FROM THE TRUST FUND.............................-44-
         7.6      PAYMENT OF TAXES.........................................-45-
         7.7      ACCOUNTS, RECORDS AND REPORTS............................-45-
         7.8      EMPLOYMENT OF AGENTS AND COUNSEL.........................-45-
         7.9      DIVISION OF DUTIES AND INDEMNIFICATION...................-45-
         7.10     APPOINTMENT OF INVESTMENT MANAGER........................-47-
         7.11     ASSIGNMENT AND ALIENATION OF BENEFITS....................-47-
         7.12     EXCLUSIVE BENEFIT RULE...................................-47-
         7.13     PURCHASE OF INSURANCE....................................-47-
         7.14     LOANS TO PARTICIPANTS....................................-47-
         7.15     DIRECTED INVESTMENT ACCOUNTS.............................-49-

ARTICLE 8..................................................................-51-
DUTIES OF THE ADMINISTRATOR................................................-51-
         8.1      APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION.........-51-
         8.2      POWERS AND DUTIES OF THE ADMINISTRATOR...................-51-
         8.3      EMPLOYMENT OF AGENTS AND COUNSEL.........................-51-
         8.4      COMPENSATION AND EXPENSES................................-51-
         8.5      CLAIMS PROCEDURES........................................-51-
         8.6      QUALIFIED DOMESTIC RELATIONS ORDERS......................-52-

ARTICLE 9..................................................................-54-
AMENDMENT, TERMINATION AND MERGER..........................................-54-
         9.1      AMENDMENT................................................-54-
         9.2      TERMINATION..............................................-54-
         9.3      MERGER OR CONSOLIDATION..................................-54-

ARTICLE 10.................................................................-55-
MISCELLANEOUS PROVISIONS...................................................-55-
         10.1     NO CONTRACT OF EMPLOYMENT................................-55-
         10.2     TITLE TO ASSETS..........................................-55-
         10.3     QUALIFIED MILITARY SERVICE...............................-55-
         10.4     FIDUCIARIES AND BONDING..................................-55-
         10.5     SEVERABILITY OF PROVISIONS...............................-55-

         10.6     GENDER AND NUMBER........................................-55-
         10.7     HEADINGS AND SUBHEADINGS.................................-55-
         10.8     LEGAL ACTION.............................................-55-

                           FREQUENCY ELECTRONICS, INC.
                               401(K) SAVINGS PLAN

     THIS AGREEMENT is made and entered into this day of , 1999, between FREQUENCY ELECTRONICS, INC. (hereafter called the Employer) and ROBERT KLOMP, MARVIN P. MEIRS and MARKUS HECHLER (hereafter called the Trustee).

                              W I T N E S S E T H:

     WHEREAS, the Employer originally established a 401(k) profit sharing plan and trust (hereafter called the Plan), effective January 1, 1985, to provide retirement and other incidental benefits to Employees who are eligible to participate in the plan; and

     WHEREAS, the Employer believes that continued contributions to the Plan will help to strengthen the bonds of loyalty and mutual understanding that have existed between the Employer and its employees, thereby making possible the continued growth of its business; and

     WHEREAS, in accordance with the terms of the Plan, the Employer has the ability at any time, and from time to time, to amend the Plan;

     NOW, THEREFORE, effective January 1, 1999 (except for those sections of the Plan that have an alternative effective date), the Employer and the Trustee hereby amend and restate the Plan as follows to comply with all applicable statutes, including the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code of 1986, as amended by the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Uniform Services Employment and Reemployment Rights Act, and all applicable rulings and regulations issued thereunder:

                                   ARTICLE 1
                                  DEFINITIONS


1.1  ACP or ACP TEST: The term ACP means the Average Contribution  Percentage as
     defined  in  Section   1.10(e).   The  term  ACP  Test  means  the  Average
     Contribution Percentage Test.

1.2 ACTUAL DEFERRAL PERCENTAGE TEST: The term Actual Deferral Percentage Test means one of the following tests for Elective Deferrals: (a) the ADP for Participants who are HCEs in the current Plan Year will not exceed the prior Plan Year's ADP for Participants who were NHCEs in the prior Plan Year multiplied by 1.25; or (b) the ADP for Participants who are HCEs for the current Plan Year will not exceed the prior Plan Year's ADP for Participants who were NHCEs in the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are HCEs in the current Plan Year does not exceed the ADP for Participants who were NHCEs in the prior Plan Year by more than 2 percentage points. However, the Administrator may elect to use 1997 Plan Year data in determining the ADP Test for the 1997 Plan Year. The ADP Test will be determined as follows:

     (a) Actual Deferral Percentage: The term Actual Deferral Percentage (ADP) means, for a specified group of Participants for a Plan Year, the average of the ratios calculated separately for each Participant in such group of (1) the amount of Employer contributions actually paid on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year. Employer contributions made on behalf of any Participant will include a Participant's Elective Deferrals, including Excess Elective Deferrals of HCEs, but excluding Excess Elective Deferrals of NHCEs that arise solely from Elective Deferrals made to this Plan or any other plans maintained by this Employer and Elective Deferrals used in the ACP Test if the ADP Test is satisfied both with and without exclusion of these Elective Deferrals. In computing ADPs, an Employee who would be a Participant but for the failure to make Elective Deferrals will be treated as a Participant on whose behalf no Elective Deferrals are made.

     (b) Highly Compensated Employees: A Participant is a HCE for a particular Plan Year if he or she meets the definition of a HCE in effect for that Plan Year. A Participant is a NHCE for a particular Plan Year if he or she does not meet the definition of a HCE in effect for that Plan Year. The ADP for any Participant who is a HCE for the Plan Year and who is eligible to have Elective Deferrals allocated to his or her accounts under two or more arrangements described in Code ss.401(k) that are maintained by this Employer will be determined as if such Elective Deferrals were made under a single arrangement. If a HCE participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Code ss.401(k).

     (c) Other Rules: In determining the ADP Test, (1) if this Plan satisfies the requirements of Code ss ss.401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this section will be applied by determining the ADP of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ADP for the prior Plan Year will be made in accordance with Notice 98-1 and any superseding guidance. Plans may be aggregated in order to satisfy Code ss.401(k) only if they have the same Plan Year and use the same ADP testing method; (2) Elective Deferrals, QNECs and QMACs must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate; (3) the Employer will maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of QNECs and/or QMACs used in such test; and (4) the determination and treatment of the ADP amounts of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

1.3 ADP or ADP TEST: The term ADP means the Actual Deferral Percentage as defined in Section 1.2(a). The term ADP Test means the Actual Deferral Percentage Test.

1.4 ADMINISTRATOR: The term Administrator means the Employer unless another Administrator is appointed by the Employer.

1.5 ADOPTING EMPLOYER: The term Adopting Employer means any business entity which adopts this Plan with the consent of the Employer. An Employee's transfer to or from any Employer or Adopting Employer will not affect his or her Participant's Account balance, total Years of Service and Years of Plan Participation. If the Adopting Employer is not an Affiliated Employer, the Employees of the Adopting Employer will be treated separately for purposes of allocating contributions and Forfeitures and for testing under Code ss.401(a)(4), ss.401(k), ss.401(m), ss.410 and, if the Employer and Adopting Employer do not share Employees, ss.416. An Adopting Employer may terminate participation by delivering written notice to the Trustee. If Plan assets which have been allocated to the Employees of the terminating Adopting Employer are not transferred within a reasonable time to a successor Trustee, they will be distributed to the Employees of the terminating Adopting Employer as if the Plan had been terminated under
     Section 9.2.

1.6 AFFILIATED EMPLOYER: The term Affiliated Employer means any of the following of which the Employer is a part: (1) a controlled group of corporations as defined in Code ss.414(b); (2) a trade or business (whether or not incorporated) under common control under Code ss.414(c); (3) any organization (whether or not incorporated) which is a member of an affiliated service group under Code ss.414(m); and (4) any other entity required to be aggregated under Code ss.414(o).

1.7  AGE: The term Age means actual attained age.

1.8  ANNIVERSARY DATE: The term Anniversary Date means December 31st.

1.9 ANNUITY STARTING DATE: The term Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to such benefit. The first day of the first period for which a benefit is to be received by reason of Disability will be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit.

1.10 AVERAGE CONTRIBUTION PERCENTAGE TEST: The term Average Contribution Percentage Test (or ACP Test) means one of the following tests for Matching Contributions and Employee contributions: (a) the ACP for Participants who are HCEs in the current Plan Year will not exceed the prior Plan Year's ACP for Participants who were NHCEs in the prior Plan Year multiplied by 1.25; or (b) the ACP for Participants who are HCEs in the current Plan Year will not exceed the prior Plan Year's ACP for Participants who were NHCEs in the prior Plan Year multiplied by 2.0, provided that the ACP for Participants who are HCEs in the current Plan Year does not exceed the ACP for Participants who were NHCEs in prior Plan Year by more than 2 percentage points. However, the Administrator may elect to use 1997 Plan Year data in determining the ACP Test for the 1997 Plan Year. The ACP Test will be determined as follows:

     (a) Multiple Use: If one or more HCEs participate in both a cash or deferred arrangement and in a plan subject to the ACP Test maintained by the Employer, and if the sum of the ADP and ACP of those HCEs subject to either or both tests exceeds the Aggregate Limit, then the ACP of those HCEs who also participate in a cash or deferred arrangement will be reduced in the manner described in Section 5.17 of the Plan so that the limit is not exceeded. The amount by which each HCE's Contribution Percentage Amount is reduced will be treated as an Excess Aggregate Contribution as defined in Section 5.17. The ADP and the ACP of HCEs are determined after any corrections required to meet the ADP Test and the ACP Test and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or the ACP of the HCEs does not exceed 1.25 multiplied by the ADP and the ACP of the NHCEs.

     (b) Highly Compensated Employees: A Participant is a HCE for a particular Plan Year if he or she meets the definition of a HCE in effect for that Plan Year; and a Participant is a NHCE for a particular Plan Year if he or she does not meet the definition of a HCE in effect for that Plan Year. The Contribution Percentage for any Participant who is a HCE and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code ss.401(a), or arrangements described in Code ss.401(k) that are maintained by the Employer, will be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a HCE participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Code ss.401(m).


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


     (c) Other Rules: In determining the ACP Test, (1) if this Plan satisfies the requirements of Code ss.401(m), Code ss.401(a)(4) or Code ss.410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this section will be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ACP for the prior Plan Year will be made in accordance with Notice 98-1 and any superseding guidance. Plans may be aggregated in order to satisfy Code ss.401(m) only if they have the same Plan Year; (2) in determining the Contribution Percentage test, Employee contributions are considered to have been made in the Plan Year in which contributed to the Plan, and Matching Contributions and QNECs will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year; (3) the Employer will maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of QNECs or QMACs, or both, used in such test; and (4) the determination and treatment of the Contribution Percentage of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (d) Aggregate Limit: The term Aggregate Limit means the sum of (1) 125% of the greater of the ADP of Participants who are the NHCEs for the prior Plan Year or the ACP of Participants who are NHCEs subject to Code ss.401(m) for the Plan Year beginning with or within the prior Plan Year of the CODA, and (2) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in (1) and "greater" is substituted for "lesser" after "two plus the" in (2) if a larger Aggregate Limit would result.

     (e) Definitions: The term Average Contribution Percentage means the average of the Contribution Percentages of the "eligible" Participants in a group; the term Contribution Percentage means the ratio (expressed as a percentage) of the Participant's Contribution
          Percentage Amounts to the Participant's Compensation for the Plan Year; and the term Contribution Percentage Amounts means the sum of Employee Contributions, Matching Contributions, and QMACs (to the extent not taken into account in the ADP Test) made on behalf of the Participant for the Plan Year. Contribution Percentage Amounts will not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

     (f) "Eligible" Participant: For purposes of this Section, an "eligible" Participant is any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a QMAC. If an Employee Contribution is required as a condition of Plan participation, any Employee who would be a Participant if such Employee made such a contribution will be treated as an "eligible" Participant on behalf of whom no Employee Contributions are made. An Employee Contribution means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

1.11 BENEFICIARY: The term Beneficiary means the recipient designated by the Participant to receive the Plan benefits payable upon the Participant's death. Subject to the provisions of Section 5.8 regarding the rights of a Participant's spouse, each Participant may designate a Beneficiary on a form supplied by the Administrator, and may change or revoke that designation by filing written notice with the Administrator. In the absence of a designation, the Participant will be deemed to have designated the following Beneficiaries (if then living) in the following order: (1) his or her spouse, (2) his or her children; and (3) his or her estate.

1.12 BREAK IN SERVICE: The term Break in Service means for purposes of determining a Participant's Vested Interest, a Plan Year during which an Employee does not complete more than 500 Hours of Service for reasons other than an authorized leave of absence, which is any period in which an Employee ceases active employment because of illness, military service, or any other reason approved by the Employer. If a Plan Year is less than 12 months, the 500 Hours of Service requirement will be proportionately reduced. For purposes of determining an Employee's eligibility to participate in this Plan, the term Break in Service means the 12-month period beginning on the date an Employee first completes and Hour of Service and each anniversary thereof during which an Employee fails to complete more than 500 Hours of Service for reasons other than an authorized leave of absence as described above.

1.13 CODE: The term Code means the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder by the Internal Revenue Service.

1.14 COMPENSATION: The term Compensation means wages within the meaning of Code ss.3401(a) and all other payments of compensation that are actually paid or made available in gross income during the calendar year ending on or within the Plan Year to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement (Form W-2) under Code ss.6041(d), ss.6051(a)(3) and ss.6052. Compensation must be determined without regard to any rules under Code ss.3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss.3401(a)(2). Compensation will also include amounts not currently includible in gross income by reason of Code ss.125, ss.402(e)(3), ss.402(h), or ss.403(b). Compensation used to determine Plan benefits will not exceed $160,000, as adjusted under Code ss.401(a)(17). A cost of living adjustment in effect for a calendar year applies to any period not exceeding 12 months over which Compensation is determined (determination period) beginning in such calendar year. If a determination period is less than 12 months, the adjusted $160,000 limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Compensation of an Owner-Employee or a Self-Employed Individual will equal Earned Income up to the adjusted $160,000 limitation.

1.15 DISABILITY: The term Disability means a physical or mental condition arising after an Employee has become a Participant which totally and permanently prevents the Participant from performing his or her specified duties for the Employer. The determination as to whether a Participant has suffered a Disability will be made by a physician appointed by the Administrator. If a difference of opinion arises between the Participant and the Administrator as to whether the Participant has suffered a Disability, it will be settled by a majority decision of three physicians, one to be appointed by the Administrator, one to be appointed by the Participant, and the third to be appointed by the two physicians first appointed herein. However, notwithstanding the foregoing, the term Disability will not include any disability arising from (1)
     chronic or excessive use of intoxicants or other substances; (2) intentionally self-inflicted injury or sickness; (3) an unlawful act or enterprise by the Participant; or (4) military service where the Participant is eligible to receive a government sponsored military disability pension.

1.16 EARLY RETIREMENT AGE: Early Retirement Age means any Anniversary Date coinciding with or following the date a Participant reaches Age 59 1/2.

1.17 EARNED INCOME: The term Earned Income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable thereto. Net earnings will be reduced by deductible contributions by the Employer to a qualified retirement plan. Net earnings will be determined with regard to the deduction allowed to the Employer by Code ss.164(f) for taxable years beginning after December 31, 1989.

1.18 ELECTIVE DEFERRAL: The term Elective Deferrals means Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation, and will include contributions made pursuant to a salary reduction agreement or other deferral mechanism. In any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement under Code ss.401(k), any simplified employee pension cash or deferred arrangement under Code ss.402(h)(1)(B), any eligible deferred compensation plan under Code ss.457, any plan under Code ss.501(c)(18), and any Employer contributions made for the purchase of an annuity contract under Code ss.403(b) pursuant to a salary reduction agreement. Elective Deferrals will not include any deferrals properly distributed as excess Annual Additions under Section 6.5.

1.19 ELIGIBLE PARTICIPANT: The term Eligible Participant means a Participant eligible to receive an allocation of Employer contributions (other than Matching Contributions) allocable for a Plan Year. Any Participant who is an Employee on the last day of the Plan Year will be an Eligible Participant if he or she also completes at least 1,000 Hours of Service during the Plan Year. Any Participant who terminates employment with the Employer before the last day of the Plan Year will only be an Eligible Participant for that Plan Year in accordance with the following provisions:

     (a) Retiring Participants: A Participant who terminates employment before the last day of the Plan Year because of retirement after Normal or Early Retirement Age will be an Eligible Participant regardless of the number of Hours of Service the Participant completes during that Plan Year.

     (b) Deceased Participants: A Participant who terminates employment before the last day of the Plan Year because of death will not be an Eligible Participant for that Plan Year.

     (c) Disabled Participants: A Participant who terminates employment before the last day of the Plan Year because of Disability will not be an Eligible Participant for that Plan Year.

     (d) Terminated Participants: A Participant who terminates before the last day of the Plan Year for reasons other than retirement, death or Disability will not be an Eligible Participant for that Plan Year.

1.20 EMPLOYEE: The term Employee means (1) any person employed by the Employer as an employee; (2) except for purposes of determining eligibility to participate in this Plan, any employee of an Affiliated Employer; (3) any Self-Employed Individual who derives Earned Income from the Employer; (4) any Owner-Employee; and (5) any Leased Employee who is not covered by a plan described in Code ss.414(n)(5) provided Leased Employees constitute more than 20% of the Employer's non-highly compensated workforce.

1.21 EMPLOYER: The term Employer means Frequency Electronics, Inc. (or any successor thereto that sponsors this Plan) and any Adopting Employer.

1.22 FIDUCIARY: The term Fiduciary means any individual or entity which exercises any discretionary authority or control over the management of the Plan or over the disposition of the assets of the Plan; renders investment advice for a fee or other compensation (direct or indirect); or has any discretionary authority or responsibility over Plan administration.

1.23 FISCAL YEAR: The term Fiscal Year means the Employer's accounting year beginning May 1st and ending April 30th.

1.24 FORFEITURE: The term Forfeiture means the amount by which a Participant's Account balance exceeds his or her Vested Interest upon the earlier to occur of (1) the date the Participant receives a distribution of his or her Vested Interest pursuant to Sections 5.4, 5.5, or 5.6; or (2) the date the Participant incurs 5 consecutive Breaks in Service after Termination of Employment. No Forfeitures will occur solely as a result of the withdrawal of a Participant's own contributions to the Plan, or a Participant's transfer to an Affiliated Employer or Adopting Employer. All Forfeitures will be allocated to the Forfeiture Account pending allocation pursuant to
     Section 3.4.

1.25 HCE: The term HCE means a Highly Compensated Employee.


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


1.26 HIGHLY COMPENSATED EMPLOYEE: The term Highly Compensated Employee (or HCE) means, for Plan Years beginning after December 31, 1996, any Employee (1) who during the Plan Year or the look-back year was a 5% owner as defined in Code ss.416(i)(1); or (2) who for the look-back year had Section 415 Compensation in excess of $80,000 as adjusted under Code ss.415(d) (except that the base year will be the calendar quarter ending September 30, 1996). The look-back year will be the 12 month period immediately preceding the Plan Year for which the determination is being made. The determination of who is a highly compensated former Employee is based on the rules for determining HCE status as in effect for the Plan Year or the look-back year for which the determination is being made, in accordance with temporary regulation ss.1.414(q)-1T, A-4 and Notice 97-45. In determining if an Employee is a Highly Compensated Employee for Plan Years beginning in 1997, amendments to Code ss.414(q) are treated as having been in effect for Plan Years beginning in 1996.

1.27 HOUR OF SERVICE: The term Hour of Service means (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and
     (b) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours will be credited under this Section for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to ss.2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer. The same hours will not be credited both under section (a) or section (b) above and under this section (c). These hours will be credited for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. In determining whether a Break in Service for participation and vesting has occurred in a computation period, an individual on Maternity or Paternity Leave will receive credit for up to 501 hours which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours per day of such absence. Hours credited for Maternity of Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

1.28 KEY EMPLOYEE: The term Key Employee means any Employee, Former Employee, deceased Employee, or Beneficiary who at any time during the Plan Year containing the Determination Date for the Plan Year in question or any of the prior 4 Plan Years was (1) an officer of the Employer whose Section 415 Compensation exceeds 50% of the amount in effect under Code ss.415(b)(1)(A), except that no more than fifty Employees (or, if lesser, the greater of three or 10% of the Employees) will be treated as officers;
     (2) an owner (or was considered an owner under Code ss.318) of one of the ten largest interests in the Employer whose Section 415 Compensation exceeds 100% of the dollar limitation in effect under Code ss.415(c)(1)(A), but if two Employees own the same interest in the Employer, the Employee with the greater annual Compensation will be treated as owning a larger interest; (3) a 5% owner of the Employer as defined in Code ss.416(i)(1)(B)(i); or (4) a 1% owner of the Employer as defined in Code ss.416(i)(1)(B)(ii) whose annual Section 415 Compensation is more than $150,000. For purposes of this Section, Section 415 Compensation will include amounts contributed by the Employer on behalf of an Employee pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code ss.125, Code ss.402(e)(3), Code ss.402(h), or Code ss.403(b).

1.29 LEASED EMPLOYEE: The term Leased Employee means any person within the meaning of Code ss.414(n)(2) and Code ss.414(o) who is not an Employee of the Employer and who, pursuant to an agreement between the Employer and a leasing organization, has performed services for the Employer or for the Employer and related persons as determined in accordance with Code ss.414(n)(6) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction and control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by Employer.

1.30 LIMITATION YEAR: The term Limitation Year means the Plan Year.

1.31 MATCHING CONTRIBUTION: The term Matching Contribution means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of Voluntary Employee Contributions made by such Participant, or on account of a Participant's Elective Deferral, under a Plan maintained by the Employer.

1.32 MATERNITY OR PATERNITY LEAVE: The term Maternity or Paternity Leave means that an Employee is absent from work because of the Employee's pregnancy; the birth of the Employee's child; the placement of a child with the Employee in connection with the adoption of such child by the Employee; or the need to care for such child for a period beginning immediately following the child's birth or placement as set forth above.

1.33 NHCE: The term NHCE means a Non-Highly Compensated Employee.

1.34 NON-ELECTIVE CONTRIBUTIONS: The term Non-Elective Contribution means a contribution other than a Matching Contribution or a Qualified Matching Contribution (1) that is made by the Employer, (2) that is allocated to Participants' Accounts, and (3) that the Participant may not elect to receive in cash until such contributions are distributed from the Plan.

1.35 NON-HIGHLY COMPENSATED EMPLOYEE: The term Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.36 NON-KEY EMPLOYEE: The term Non-Key Employee means any Employee who is not a Key Employee, including former Key Employees. For purposes of making the allocations in Section 3.5, Non-Key Employee means a Non-Key Employee who either is a Participant or would be a Participant but for the reasons set forth in Section 3.5(a).

1.37 NORMAL RETIREMENT AGE: The term Normal Retirement Age means the date a Participant reaches Age 65. There is no mandatory retirement age.

1.38 NORMAL   RETIREMENT  DATE:  The  term  Normal  Retirement  Date  means  the
     Anniversary Date occurring nearest Normal Retirement Age.

1.39 OWNER-EMPLOYEE: The term Owner-Employee means (1) in the case of an Employer or Affiliated Employer which is an unincorporated trade or business, an individual who owns the entire interest in such Employer or Affiliated Employer; and (2) in the case of an Employer or Affiliated Employer which is a partnership, an individual who owns more than 10% of either the capital interest or the profit interest in such Employer of Affiliated Employer.

1.40 PARTICIPANT: The term Participant means any Employee who has met the eligibility and participation requirements of the Plan. However, an individual who is no longer an Employee will not be deemed a Participant if his or her entire Plan benefit (1) is fully guaranteed by an insurance company and is legally enforceable at the sole choice of such individual against such insurance company, provided that a contract, policy, or certificate describing the benefits to which such individual is entitled under the Plan has been issued to such individual; or (2) is paid in a lump sum distribution which represents such individual's entire interest in the Plan.

1.41 PARTICIPANT'S ACCOUNT: The term Participant's Account means the account to which is credited a Participant's share of Employer contributions, Forfeitures which are not used to pay administrative expenses or to reduce Employer contributions, and earnings and losses. Each account will be divided into the following Employer contribution sub-accounts: the Elective Deferral Account; the Matching Contribution Account; the Qualified Matching Contribution Account; the Non-Elective Contribution Account; and the Qualified Non-Elective Contribution Account.

1.42 PERMISSIVE AGGREGATION GROUP: The term Permissive Aggregation Group means a Required Aggregation Group plus any Employer plan(s) which when considered as a group with the Required Aggregation Group would continue to satisfy Code ss.401(a)(4) and ss.410.

1.43 PLAN: The term Plan means this 401(k) profit sharing plan and trust agreement, which is named the Frequency Electronics, Inc. 401(k) Savings Plan.

1.44 PLAN YEAR: The term Plan Year means the Plan's accounting year beginning January 1st and ending December 31st.

1.45 POLICY: The term Policy means an insurance policy or annuity contract purchased by the Plan.

1.46 QMAC: The term QMAC means a Qualified Matching Contribution.

1.47 QNEC: The term QNEC means a Qualified Non-Elective Contribution.

1.48 QUALIFIED JOINT AND SURVIVOR ANNUITY: The term Qualified Joint and Survivor Annuity means an immediate annuity for the life of the Participant with a survivor benefit for the life of the Participant's spouse which is not less than 50% nor more than 100% of the annuity payable during the joint lives of the Participant and his spouse and which is the amount of benefit which can be purchased with the Participant's Vested Aggregate Account. The survivor benefit will be 50% unless a higher percentage is elected by the Participant.

1.49 QUALIFIED MATCHING CONTRIBUTION: The term Qualified Matching Contribution means a Matching Contribution that (1) is used for the purpose of satisfying the ADP Test or the ACP Test; (2) a Participant may not elect to receive it in cash until distributed from the Plan; and (3) is subject to the distribution and nonforfeitability requirements of Code ss.401(k) when made to the Plan.

1.50 QUALIFIED NON-ELECTIVE CONTRIBUTIONS: The term Qualified Non-Elective Contribution means a contribution (other than a Matching Contribution or a
     QMAC) made by the Employer and allocated to a Participant's Account and that (1) is used for the purpose of satisfying the ADP Test or the ACP Test; (2) a Participant may not elect to receive in cash until distributed from the Plan; and (3) is subject to the distribution and nonforfeitability requirements of Code ss.401(k) when made to the Plan. Qualified Non-Elective Contributions may be considered in determining the Top Heavy Minimum Contribution under Section 3.5.

1.51 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY: The term Qualified Preretirement Survivor Annuity means a survivor annuity for the life of a deceased Participant's surviving spouse which is equal to the amount of benefit which can be purchased by 50% of the deceased Participant's Vested Aggregate Account determined at the date of death. In determining a Participant's Vested Aggregate Account for purposes of this Section, any security interest held by the Plan because of a loan outstanding to the Participant will be taken into consideration.

1.52 REQUIRED AGGREGATION GROUP: The term Required Aggregation Group means (1) each qualified deferred compensation Plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and
     (2) any other qualified deferred compensation plan of the Employer which enables a plan described in (1) to satisfy Code ss.401(a)(4) or ss.410.

1.53 REQUIRED BEGINNING DATE: The term Required Beginning Date means, for a Participant who is not a 5% owner, April 1st of the calendar year following the later of the calendar year in which he or she reaches Age 70 1/2 or the calendar year in which he or she actually retires; and for a Participant who is a 5% owner, April 1st of the calendar year following the calendar year in which he or she reaches Age 70 1/2.

     (a) Definition Of 5% Owner: A Participant will be treated as a 5% owner hereunder if such Participant is a 5% owner as defined in Code ss.416 at any time during the Plan Year ending with or within the calendar year in which such owner reaches Age 70 1/2. Once distributions have begun to a 5% owner under this Section, they must continue even if the Participant ceases to be a 5% owner in a subsequent year.

     (b) Pre-retirement Age 70 1/2 Distributions: The pre-retirement Age 70 1/2 distribution option is only eliminated with respect to Employees who reach Age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of this amended Plan. The pre-retirement Age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1st of the calendar year in which an Employee attains age 70 1/2 and ends April 1st of the immediately following calendar year.

1.54 SECTION 415 COMPENSATION: The term Section 415 Compensation means a Participant's Earned Income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses). However, Section 415 Compensation does not include (a) Employer contributions to a deferred compensation plan which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code ss.403(b) (whether or not the amounts are excludible from the gross income of the Employee). For Limitation Years beginning after December 31, 1997, a Participant's Section 415 Compensation will include any elective deferrals as defined in Code ss.402(g)(3), and any amounts which are contributed or deferred by the Participant at the election of the Participant and which are not includible in the gross income of the Participant by reason of Code ss.125 or Code ss.457.

1.55 SELF-EMPLOYED INDIVIDUAL: The term Self-Employed Individual means anyone who owns an interest (other than stock) in the Employer and has Earned Income for the Plan Year or who would have had Earned Income but for the fact the Employer had no net profits for the Plan Year.

1.56 SHAREHOLDER-EMPLOYEE: The term Shareholder-Employee means, in the case of an Employer or Affiliated Employer which is an electing small business corporation, an individual who is an employee or officer of such electing small business corporation and owns, or is considered as owning within the meaning of Code ss.318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

1.57 SUPER TOP HEAVY: The term Super Top Heavy means the Top Heavy Ratio exceeds 90%.

1.58 TERMINATION OF EMPLOYMENT: The term Termination of Employment means that a Participant has ceased to be an Employee for reasons other than retirement, death, or Disability.

1.59 TERMINATED PARTICIPANT: The term Terminated Participant means a Participant who has ceased to be an Employee for reasons other than retirement, death or Disability.

1.60 TOP HEAVY: The term Top Heavy means for any Plan Year beginning after December 31, 1983 (a) that the Top Heavy Ratio exceeds 60% and the Plan is not part of a Required Aggregation Group or Permissive Aggregation Group; or (b) that the Plan is a part of a Required Aggregation Group but not a Permissive Aggregation Group and the Top Heavy Ratio for the group exceeds 60%; or (c) that the Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.61 TOP HEAVY MINIMUM ALLOCATION: The term Top Heavy Minimum Allocation means an amount equal to 3% of the Section 415 Compensation of a Non-Key Employee for the applicable Plan Year. The term Top Heavy Extra Minimum Allocation means an amount equal to 4% of the Section 415 Compensation of a Non-Key Employee for the applicable Plan Year.

1.62 TOP HEAVY RATIO: In determining if this Plan is Top Heavy or Super Top Heavy, the Top Heavy Ratio will be determined in accordance with the following provisions:

     (a) Rule 1: If the Employer maintains one or more defined contribution plans (including SEPs) and has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 5-year period ending on the Determination Date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date) determined under Code ss.416 and the regulations thereunder. Both the numerator and the denominator of the Top Heavy Ratio will be increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account under Code Section ss.416 and the regulations thereunder.

     (b) Rule 2: If the Employer maintains one or more defined contribution plans (including SEPs) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all Key Employees determined in accordance with paragraph (a) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Participants, determined in accordance with paragraph (a), and the present value of accrued benefits under the aggregated defined benefit plans for all Participants as of the Determination Date, all determined under Code ss.416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution made in the 5-year period ending on the Determination Date.

     (c) Rule 3: For purposes of paragraphs (a) and (b), the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code ss.416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits will be disregarded for a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date. The calculation of the Top Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code ss.416 and the regulations thereunder. When aggregating plans, the value of the account balances and accrued benefits will be calculated with reference to the Determination Date that falls within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) effective as of the first Plan Year beginning after December 31, 1986, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code ss.411(b)(1)(C).
          Deductible employee contributions will not be taken into account in determining the Top Heavy Ratio.

     (d) Definition Of Determination Date: In determining the Top Heavy Ratio, the term Determination Date means the last day of the preceding Plan Year except for the first Plan Year when the Determination Date means the last day of such first Plan Year.

1.63 TRUSTEE: The term Trustee means the persons or entity named as trustee or trustees in this Plan and any successor to such Trustee or Trustees.

1.64 TRUST FUND: The term Trust Fund or Trust means the assets of the Plan.

1.65 VALUATION DATE: Except as otherwise provided in Section 1.62(c) regarding the Top Heavy Ratio, the term Valuation Date means the date on which the Trustee determines the value of the

     Trust Fund, which must occur at the end of each business day of the Plan Year except for Plan assets which are not normally valued on a daily basis. Any such assets will be valued at least annually on the last day of each Plan Year, and on such other dates deemed necessary by the Administrator in a manner that does not discriminate in favor of HCEs.

1.66 VESTED AGGREGATE ACCOUNT: The term Vested Aggregate Account means a Participant's Vested Interest in the aggregate value of his or her Participant's Account and any accounts attributable to the Participant's own Plan contributions (including rollovers).

1.67 VESTED INTEREST: The term Vested Interest means a Participant's nonforfeitable percentage in any account maintained on his or her behalf by the Plan. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with Section 4.6 of the Plan.

1.68 YEAR OF SERVICE: The term Year of Service means a 12-consecutive month computation period in which an Employee completes for the Employer, an Affiliated Employer or an Adopting Employer (a) at least 1,000 Hours of Service for eligibility purposes under Section 2.1; and (b) at least 1,000 Hours of Service for vesting purposes under Section 4.6. A Year of Service will be determined in accordance with the following provisions:

     (a) Eligibility Computation Period: For eligibility purposes under Section 2.1, an Employee's initial 12-consecutive month computation period will begin on the date an Employee first completes an Hour of Service (hereafter called the Employment Commencement Date), and each 12-month computation period thereafter will begin on the anniversary of the Employee's Employment Commencement Date. If a Plan Year is less than 12 months, the 1,000 Hours of Service requirement set forth herein will be proportionately reduced.

     (b) Reemployment Before A Break In Service: For eligibility purposes, if a Participant terminates employment and is reemployed by the Employer before incurring a Break in Service, such Participant will continue to participate in the Plan and earn credit for Years of Service in the same manner as if the termination of employment had not occurred.

     (c) Reemployment After A Break In Service: For eligibility purposes, if a Participant who does not have a Vested Interest in his or her Participant's Account terminates employment but is reemployed by the Employer after a Break in Service occurs, such former Participant's Years of Service before the Break in Service will not be counted in computing his or her Years of Service if the number of consecutive Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service. The aggregate number of Years of Service will not include any Years of Service previously disregarded hereunder by reason of prior Breaks in Service. If a former Participant's Years of Service are disregarded under this paragraph, he or she will be treated as a new Employee for eligibility purposes. If a former Participant's Years of Service may not be disregarded under this paragraph, then he or she will continue to participate in the Plan, or, if terminated, will participate immediately upon reemployment. If a Participant who has a Vested Interest in his or her Participant's Account terminates employment but is reemployed by the Employer after a Break in Service occurs, such former Participant will become a Participant in the Plan immediately upon being reemployed by the Employer.

     (d) Employees Under 2-Year Full And Immediate Vesting: If this Plan at any time (1) provides in Section 2.1 that an Employee must complete 2 Years of Service for eligibility purposes, and (2) provides in Section
          4.6 that an Employee will have a 100% Vested Interest in his or her Participant's Account upon becoming a Participant, then the Years of Service of an Employee who incurs a Break in Service before satisfying such 2 Years of Service eligibility requirement will not be counted for eligibility purposes.

     (e) Vesting Computation Period: In determining a Participant's Vested Interest in his or her Participant's Account under Section 4.6, the 12-consecutive month computation period will be the Plan Year. If a former Participant is reemployed by the Employer after a Break in Service occurs, such former Participant's Vested Interest in his or her Participant's Account will be computed as follows: (1) Years of Service prior to the Break in Service will not be counted for purposes of computing his or her post-break Vested Interest until the former Participant has completed a Year of Service from the date of reemployment; (2) Years of Service after a former Participant has incurred 5 consecutive Breaks in Service will not be taken into account in determining the Vested Interest in his or her Participant's Account which accrued before such 5 year period; and (3) if a former Participant does not have a Vested Interest in his or her Participant's Account, Years of Service before any period of consecutive Breaks in Service will not be taken into account if the number of consecutive Breaks in Service within such period equals or exceeds the greater of 5 or the aggregate number of Years of Service before such period.

                                    ARTICLE 2
                               PLAN PARTICIPATION


2.1 ELIGIBILITY REQUIREMENTS: Any Employee who is not in an ineligible class of Employees will be eligible to become a Participant in the Plan in accordance with the following provisions:

     (a0 Age And Service Requirement: Anyone who is a Participant on January 1, 1999 will continue to participate in the Plan. Any other Employee who is not a member of an ineligible class of Employees will be eligible to enter the Plan as a Participant, when he or she reaches Age 21 and completes 6 months of service, which an Employee will be deemed to have completed if he or she (1) is employed by the Employer 6 months after the date he or she is first entitled to be credited with an Hour of Service; and (2) has been credited with at least 83.33 Hours of Service per month. However, in no event will an Employee who performs at least 1,000 Hours of Service in an eligibility computation period as set forth in Section 1.68(a) fail to enter the Plan as a Participant on the earlier of the entry date set forth in Section 2.2 which follows the last day of said computation period, or the date which is six months after the last day of said computation period.

     (b0 Ineligible Classes Of Employees: All Employees are eligible to participate in the Plan except for the following ineligible classes of
          Employees: (1) Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining, unless such collective bargaining agreement expressly provides for the inclusion of such Employees as Participants in the Plan; (2) Employees who are non-resident aliens who do not receive any earned income from the Employer which constitutes income from sources within the United States; (3) Leased Employees; and (4) Employees who are deemed by the Employer to be independent contractors on their employment commencement date and on the first day of each subsequent Plan Year.

     (c0 Participation By Ineligible Employees: If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee will participate in the Plan immediately if he or she has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been a member of the eligible class. The participation of a Participant who becomes a member of an ineligible class will be suspended, and such Participant will be entitled to an allocation of Employer contributions and Forfeitures for the Plan Year only to the extent of Hours of Service completed while a member of an eligible class of Employees. Upon returning to an eligible class of Employees, a suspended Participant will immediately participate again in the Plan. The Vested Interest of a Participant who ceases to be a member of an eligible class will continue to increase in accordance with Section 4.6.

     (d0 Participation By Former Participants: A former Participant will again become a Participant immediately upon returning to the employ of the Employer as a member of an eligible class of Employees unless such former Participant's Years of Service may be disregarded by reason of prior Breaks in Service as provided in Section 1.68(c).

2.2  ENTRY DATE: An Employee who has satisfied the  eligibility  requirements in
     Section 2.1 will enter the Plan as a Participant on the January 1st, April 1st, July 1st, or October 1st which coincides or next follows the date on which he or she satisfies such requirements.

2.3 WAIVER OF PARTICIPATION: A Participant may, with the written consent of both the Employer and the Participant's spouse, elect in writing to waive participation in the Plan for any Plan Year. A waiver will be permitted only if it does not adversely affect the Plan's tax qualified status. An election to waive participation in the Plan for a Plan Year will result in no allocation of Employer contributions or Forfeitures for that Plan Year. If an Employee who has waived his or her right to become a Participant subsequently elects to become a Participant, the period of waiver will be considered as Years of Service under the Plan for purposes of determining the Employee's eligibility to participate, for determining the Employee's Vested Interest in his or her Participant's Account, and for determining eligibility for Normal or Early Retirement Age.

2.4 CESSATION OF PARTICIPATION: A Participant's active participation in the Plan will cease if the Participant incurs a Break in Service or on account of the Participant's death or Disability, or on account of retirement on or after reaching Normal or Early Retirement Age. Upon the occurrence of any such event, the benefits of such Participant, if any, will be computed by the Administrator and distributed by the Trustee as hereinafter provided.

2.5 RESTRICTIONS ON OWNER-EMPLOYEES: If this Plan provides contributions or benefits for Employees some or all of whom are Owner-Employees, such contributions or benefits can only be provided with respect to the Earned Income of such Owner-Employee which is derived from the trade or business with respect to which the Plan is established.

                                    ARTICLE 3
                          CONTRIBUTIONS AND ALLOCATIONS


3.1 EMPLOYER CONTRIBUTIONS: Each Plan Year, the Employer will contribute to the Plan such amount as it may in its sole discretion determine, subject to the following provisions:

     (a0 Elective Deferrals: Each Participant may enter into a salary reduction agreement as set forth below authorizing the Employer to withhold a percentage of the Participant's Compensation. The amount withheld will be deemed an Elective Deferral which the Employer will contribute to the Plan on the Participant's behalf. Each Participant's Elective Deferral for any Plan Year will be determined as follows:

          (1 Deferral Percentage: Each Participant may elect that from 1% to 20% of his or her Compensation be withheld as an Elective Deferral, but in no event may the dollar amount withheld be more than $10,000 per calendar year as adjusted under Code ss.402(g)(5). Elective Deferrals which exceed the adjusted $10,000 limitation will be deemed Excess Elective Deferrals and will be returned as set forth in Section 5.15. Elective Deferrals must satisfy one of the ADP Tests, and Elective Deferrals which do not satisfy one of the ADP Tests will be deemed Excess Contributions and will be returned as set forth in Section 5.16.

          (2 Withdrawal Of Elective Deferrals: Elective Deferrals (exclusive of the earnings thereon) can only be withdrawn upon the earlier to occur of (1) the date the Participant incurs a Termination of Employment; (2) the date the Participant dies; (3) the date the Participant suffers a Disability; (4) the date an event described in Code ss.401(k)(10) occurs; (5) the date the Participant retires; or (6) the date the Participant qualifies for a financial hardship distribution under Section 5.18. Distribution will be made in accordance with the provisions of Article 5.

          (3 Salary Reduction Agreement: A Participant may, in accordance with a written policy established by the Administrator, amend his or her salary reduction agreement to change the percentage being withheld. The Participant may also at any time suspend or cancel his or her salary reduction agreement upon reasonable written notice (not to exceed 30 days). If a Participant cancels or suspends his or her salary reduction agreement, the Participant will not be permitted to put a new salary reduction agreement into effect until such time as set forth in the written policy established by the Administrator. If necessary to insure that the Plan satisfies the ADP Test, the Employer may also amend or terminate a Participant's salary reduction agreement on written notice to the Participant.

(b0 Matching Contributions: The Employer may contribute on behalf of each Participant a Matching Contribution to be determined each year by the Employer. Matching Contributions made for each Plan Year must satisfy the ACP Test. Matching

     Contributions which do not satisfy the ACP Test will be deemed Excess Aggregate Contributions and will be returned as set forth in Section 5.17. The Employer may elect to treat all or any portion of a Matching Contribution as a Qualified Matching Contribution to the extent necessary to satisfy the ADP Test.

(c0 Non-Elective Contributions: The Employer may make a Non-Elective Contribution in such amount as determined by the Employer, and the Employer will convey such amount to the Trustee in writing. The Employer's determination of the amount of its Non-Elective Contribution will be binding on the Trustee, the Administrator and all Participants and may not be reviewed in any manner. However, (1) no Non-Elective Contribution may exceed the maximum amount deductible under Code ss.404; (2) Non-Elective Contributions will be limited as required by Code ss.415; and (3) no Non-Elective Contribution will be made for any Participant who is not an Eligible Participant unless required by Section 3.5.

(d0 Qualified Non-Elective Contributions: Subject to Notice 98-1, the Employer may, in lieu of distributing Excess Contributions as set forth in Section
     5.16 or Excess Aggregate Contributions as set forth in Section 5.17, elect to treat all of any portion of a Non-Elective Contribution as a Qualified Non-Elective Contribution sufficient to satisfy the ADP Test and/or the ACP Test; or the Employer elect to make a Qualified Non-elective Contribution in an amount sufficient to satisfy the ADP Test and/or the ACP Test.

(e0  Contribution For Mistakenly Excluded Employees:  Notwithstanding  paragraph
     (c) to the contrary, if an Employee should have been included as a Participant but is mistakenly excluded for any reason, the Employer will make a Non-Elective Contribution equal to the sum of (1) the amount which would have been contributed for such Employee, and (2) the amount of earnings that would have been credited to the excluded Employee's Participant's Account but for the fact that the Employee was mistakenly excluded. Such contributions will be made regardless of whether such amounts are ever deductible by the Employer.

(f0 Refund Of Contributions: If the Plan fails to initially satisfy the qualification requirements of Code ss.401(a) and the Employer declines to amend the Plan to satisfy such requirements, contributions made prior to the date such qualification is denied must be returned to the Employer within 1 year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe. If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining its deductibility under Code ss.404, then an amount may be returned to the Employer equal to the excess of the amount contributed over the amount which would have been contributed had the mistake not occurred. Earnings attributable to any such excess contribution will not be returned, but losses attributable to the excess contribution will reduce the amount so returned. Such amount will be returned within 1 year of the date the contribution was made or the deduction disallowed, as the case may be.

3.2 ALLOCATION OF EMPLOYER CONTRIBUTIONS: Each Eligible Participant's share of the various types of Employer contributions made under the Plan will be allocated to his or her Participant's Account in accordance with the following provisions:

     (a0 Elective Deferrals: Each Participant's Elective Deferrals contributed under Section 3.1(a) will be allocated to the Participant's Elective Deferral Account.

     (b0 Matching And Qualified Matching Contributions: Matching Contributions will be allocated to an Eligible Participant's Matching Contribution Account; and any Matching Contributions that are treated as Qualified Matching Contributions will be allocated to an Eligible Participant's Qualified Matching Contribution Account. Any Participant who makes an Elective Deferral during the Plan Year will receive an allocation of Matching Contributions for the Plan Year regardless of any other allocation rules to the contrary.

     (c0 Non-Elective Contributions: Non-Elective Contributions will be allocated on the annual Valuation Date to each Eligible Participant's Non-Elective Contribution Account in the ratio that the Compensation of each Eligible Participant bears to the total Compensation of all Eligible Participants.

     (d0  Qualified   Non-Elective   Contributions:   QNECs,   and  Non-Elective
          Contributions that are treated as QNECs, will be allocated to the Qualified Non-Elective Contribution Account of each Eligible Participant on a per capita basis.

3.3 ALLOCATION OF EARNINGS AND LOSSES: As of each Valuation Date, accounts which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund earned since the prior Valuation Date allocated thereto as hereinafter set forth in this Section. Net income is the net of any interest, dividends, unrealized appreciation and depreciation, capital gains and losses, and investment expenses of the Trust Fund as determined on each Valuation Date.

     (a0 Non-Segregated Accounts: Accounts which have not been segregated from the general Trust Fund for investment purposes will have net income allocated thereto in the ratio that the value of each non-segregated account as of the preceding Valuation Date bears to the total value of all non-segregated accounts as of the preceding Valuation Date. The Forfeiture Account will share in the allocation made under this paragraph.

     (b0 Segregated Accounts And Policy Dividends: Accounts which have been segregated from the general Trust Fund for investment purposes, including Directed Investment Accounts established under Section 7.15 of the Plan, will only have the net income earned thereon allocated thereto. Policy dividends or credits will be allocated to the Participant's Account for whose benefit the Policy is held.

3.4 ALLOCATION OF FORFEITURES: On each annual Valuation Date, any portion of the Forfeiture Account which has not been used to pay administrative expenses of the Plan will be allocated to each Eligible Participant's Account in the ratio that each Eligible Participant's Compensation bears to the total Compensation of all Eligible Participants.

3.5 TOP HEAVY MINIMUM ALLOCATION: In any Top Heavy Plan Year in which the Employer makes a contribution to the Plan, each eligible Non-Key Employee will receive the Top Heavy Minimum Allocation in accordance with the following provisions:

     (a0 Who Must Receive Minimum Allocation: Except as otherwise provided in paragraph (b), the Top Heavy Minimum Allocation will be made for each eligible Non-Key Employee who is employed by the Employer on the last day of the Plan Year, including those who have failed to complete a Year of Service and who have been excluded from becoming Participants in the Plan because (1) their Compensation is less than a stated amount; (2) they declined to make mandatory contributions (if required) to the Plan during the time they were considered to be Participants; or (3) they failed to make an elective contribution to a Code ss.401(k) plan maintained by the Employer. However, the Top Heavy Minimum Allocation will not be required for any Non-Key Employee who also participates in an Employer sponsored money purchase pension plan or target benefit pension plan which provides a Top Heavy Minimum Allocation to such Non-Key Employee and which is included with this Plan in a Required Aggregation Group.

     (b0 Lesser Allocation Allowed: If the allocation made to the Participant's Account of each Key Employee under Section 3.2 is less than 3% of his or her Section 415 Compensation, and if this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code ss.401(a)(4) or ss.410, the Employer's contribution will be reallocated so the Top Heavy Minimum Allocation made to the Participant's Account of each eligible Non-Key Employee is equal to the largest percentage allocated to the Participant's Account of a Key Employee. Such percentage will be equal to the ratio of the sum of the Employer's contribution and Forfeitures allocated on such Key Employee's behalf divided by his or her Compensation.

3.6 FAILSAFE ALLOCATION: For any Plan Year in which the Plan fails to benefit at least 70% of Non-Highly Compensated Employees who are eligible to participate in the Plan, or in which the Plan fails to benefit a percentage of Non-Highly Compensated Employees who are eligible to participate in the Plan that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan, an additional Employer contribution may be made and allocated first to that group of Employees who were Participants but not Eligible Participants for the Plan Year; next to that group of Employees who have not satisfied the eligibility requirements of Section 2.1(a) and are not members of an ineligible class of Employees as set forth in Section 2.1(b); and then to that group of Employees who have not satisfied the eligibility requirements of Section 2.1(a) and are members of a non-statutory ineligible class of Employees as set forth in Section 2.1(b). Within each group, individuals will be ranked by Compensation, and the individuals receiving an allocation will be those with the lowest amount of Compensation during the Plan Year. Allocations will be made under this Section only to the extent necessary to insure that the Plan satisfies one of the ratio percentage tests set forth in Code ss.ss.410(b)(1)(A) or
     (B) as described above.

3.7 ROLLOVERS: With the consent of the Administrator, any Employee who has become a Participant in the Plan may transfer amounts to this Plan from another qualified plan. Such transferred amounts are hereafter called Rollovers. Rollovers will be allocated to a Rollover Account in which the Employee will have a 100% Vested Interest. Except for the portion a Participant self-directs under Section 7.15, the Administrator may choose for investment purposes to either segregate Rollover Accounts into separate interest bearing accounts or to invest them as part of the general Trust Fund, in which case such accounts will share in the allocation of earnings and losses under Section 3.3(a). Rollover Accounts will be administered as follows:

     (a0 Definition Of Rollover: The term Rollover means amounts transferred to this Plan (1) in a trustee to trustee transfer from another qualified plan; (2) from another qualified plan as a lump sum distribution eligible for tax free rollover treatment and which is transferred by the Participant to this Plan within 60 days following his receipt thereof; (3) from a conduit individual retirement account if the only assets therein were previously distributed to the Participant by another qualified plan as a lump sum distribution which was eligible for a tax free rollover within 60 days of receipt thereof and earnings on said assets; or (4) from a conduit individual retirement account meeting the requirements of subparagraph (3) and transferred to this Plan within 60 days of receipt thereof.

     (b0 Withdrawal Of Rollovers: An Employee may withdraw all or any portion of his or her Rollover Account at such time as the Employee is entitled to a distribution of his or her Participant's Account under the provisions of Article 4. Any amount withdrawn cannot be redeposited to the Rollover Account. However, amounts which constitute or are treated as constituting elective contributions as defined in regulation ss.1.401(k)-1(g)(3) and which were transferred to this Plan in a trustee to trustee transfer from another qualified plan may only be withdrawn in accordance with the limitations set forth in regulation ss.1.401(k)-1(d). All withdrawal requests must contain the Employee's address, social security number, birth date, and the amount of the withdrawal. A Rollover withdrawal will not prevent an Employee from accruing any future benefit attributable to Employer contributions. An Employee's request to make a Rollover withdrawal must satisfy the applicable spousal consent requirements set forth in
          Section 5.8 of the Plan.

                                    ARTICLE 4
                                  PLAN BENEFITS


4.1 BENEFIT UPON NORMAL OR EARLY RETIREMENT: Every Participant who has reached Normal or Early Retirement Age and retires will be entitled to receive his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will made in accordance with Section 5.1.

4.2 BENEFIT UPON LATE RETIREMENT: A Participant who has reached Normal or Early Retirement Age may elect to remain employed and retire at a later date. Such Participant will continue to participate in the Plan and his or her Participant's Account will continue to receive allocations under Article 3 until the Participant actually retires, at which time the Participant will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.1.

4.3 BENEFIT UPON DEATH: Upon the death of a Participant prior to Termination of Employment, or upon the death of a Terminated Participant prior to distribution of his or her Vested Aggregate Account, his or her Beneficiary will be entitled to the Participant's Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. If any Beneficiary who is living on the date of the Participant's death dies prior to receiving his or her the entire death benefit, the remaining portion of such death benefit will be paid in a lump sum to the estate of such deceased Beneficiary. The Administrator's determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made in accordance with Section 5.2.

4.4 BENEFIT UPON DISABILITY: If a Participant suffers a Disability prior to Termination of Employment, or if a Terminated Participant suffers a Disability prior to distribution of his or her Vested Aggregate Account, he or she will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.3.

4.5 BENEFIT UPON TERMINATION: A Participant who incurs a Termination of Employment will be entitled to his or her Vested Aggregate Account balance as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution to a Terminated Participant who does not die prior to such distribution or who does not suffer a Disability prior to such distribution will be made in accordance with Section 5.4.

4.6 DETERMINATION OF VESTED INTEREST: A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with the following provisions:

     (a0 100% Vesting Upon Retirement, Death Or Disability: A Participant will have a 100% Vested Interest in his Participant's Account upon reaching Normal or Early Retirement Age prior to Termination of Employment, or upon death or Disability prior to that date.

     (b0 Vesting Prior To Retirement, Death Or Disability: Except as otherwise provided in paragraph (a) above, a Participant's Vested Interest in his or her Participant's Account at any given time, including Termination of Employment prior to Normal or Early Retirement Age, death or Disability, will be determined in accordance with the following: (1) a Participant's Vested Interest in all Elective Deferrals, Qualified Matching Contributions and Qualified Non-Elective Contributions that are allocated to his or her Participant's Account will be 100% upon entry into the Plan and at all times thereafter; and
          (2) a Participant's Vested Interest in all Matching Contributions and Non-Elective Contributions that are allocated to his or her Participant's Account will be determined by the vesting schedule which immediately follows this paragraph based on the number of Years of Service the Participant has completed on the date of determination.

                      Years Of Service             Vested Interest
                            2 . . . . . . . . . . . . .   20%
                            3 . . . . . . . . . . . . .   40%
                            4 . . . . . . . . . . . . .   60%
                            5 . . . . . . . . . . . . .   80%
                            6 . . . . . . . . . . . . .  100%

     (c0 Amendments To Vesting Schedule: No Plan amendment may directly or indirectly reduce a Participant's Vested Interest. If the Plan's vesting schedule is amended, any Participant with at least three Years of Service may, by filing a written request with the Administrator 60 days after the latest of (1) the amendment's adoption date, (2) the amendment's effective date, or (3) the date the Participant receives written notice of the amendment, elect to have the Vested Interest in his or her Participant's Account computed by the vesting schedule in effect prior to the amendment. A Participant who fails to make such an election will have his or her Vested Interest computed under the new schedule. However, notwithstanding the foregoing, a Participant's Vested Interest in his or her Participant's Account will not be less than it was as of the later of January 1, 1999 or the date this amended Plan is actually adopted by the Employer.

                                    ARTICLE 5
                            DISTRIBUTION OF BENEFITS


5.1 BENEFIT UPON RETIREMENT: Unless a cash-out occurs under Section 5.5, the retirement benefit a Participant is entitled to receive under Section 4.1 or 4.2 will be distributed as follows:

     (a0 Form Of Distribution: Any Employee who became a Participant on or after January 1, 1998, shall receive their retirement benefit in one lump-sum in cash or property.

     (b0 Optional Forms Of Distribution: Any Employee who became a Participant prior to January 1, 1998, may elect to have his or her retirement benefit distributed (1) as a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date and has not died before such date. If the Participant is unmarried on the Annuity Starting Date and has not died before such date, the Participant's retirement benefit will be distributed as a life annuity; (2) in monthly, quarterly, semi-annual or annual cash installments over a period certain that does not extend beyond the Participant's life, or beyond the lives of the Participant and a designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and a designated Beneficiary, in which event the lump sum value of the benefit will either be segregated and separately invested by the Trustee, or it will be invested in a nontransferable annuity providing for installment payments; or (3) in one lump sum in cash or property.

     (c0 Time Of Distribution: Distribution will be made under this Section within a reasonable time after the Participant's actual retirement date, or within a reasonable time after a Participant who elects late retirement requests payment, but distribution must begin no later than the Participant's Required Beginning Date.

5.2 BENEFIT UPON DEATH: Unless a cash-out occurs under Section 5.5, the death benefit a deceased Participant's Beneficiary is entitled to receive under
     Section 4.3 will be distributed as follows:

     (a0 Non-Spouse Beneficiary: Any death benefit a non-spouse Beneficiary is entitled to receive will be distributed in one lump sum in cash or property. A non-spouse Beneficiary of a Employee who became a Participant prior to January 1, 1998, may elect to have any death benefit such Beneficiary is entitled to receive distributed by one of the following methods unless a different method has been chosen by the
          Participant: (1) in one lump sum in cash or property; or (2) in monthly, quarterly, semi-annual or annual cash installments over a period certain that does not extend beyond the life of the Beneficiary (or beyond the life expectancy of the Beneficiary), in which event the lump sum value of the benefit will either be segregated and separately invested by the Trustee, or it will be invested in a nontransferable annuity providing for installment payments. Distribution will be made within a reasonable time after the death of the Participant; but distribution of a lump sum must be made by December 31st of the calendar year which contains the 5th anniversary of the date of the Participant's death, or installments must begin no later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

     (b0 Surviving Spouse: Notwithstanding any other Beneficiary designation made by a Participant, if a Participant is married on the date of his or her death, the deceased Participant's surviving spouse will be entitled to receive 100% of the deceased Participant's death benefit unless the surviving spouse has waived that right in accordance with
          Section 5.8. The death benefit will be distributed in one lump sum in cash or property.

          For any Employee who became a Participant prior to January 1, 1998, who is married on the date of his or her death and dies before the Annuity Starting Date, the Participant's surviving spouse may elect to receive a minimum death benefit to be distributed by one of the following methods unless a different method has been chosen by the
          Participant: (1) as a Qualified Preretirement Survivor Annuity; (2) in monthly, quarterly, semi-annual or annual cash installments over a period certain that does not extend beyond the life of the surviving spouse or beyond the life expectancy of the surviving spouse, in which event the lump sum value of the benefit will either be segregated and separately invested by the Trustee, or it will be invested in a nontransferable annuity providing for installment payments; or (3) in one lump sum in cash or property.

     (c0  Time Of Distribution To A Surviving  Spouse:  The surviving spouse may
          (1) elect to have any death benefit to which he or she is entitled distributed within a reasonable time after the death of the Participant; or (2) elect to defer distribution of the death benefit, but distribution may not be deferred beyond December 31st of the calendar year in which the deceased Participant would have attained Age 70 1/2.

     (d0 Death Of Surviving Spouse Before Distribution Begins: If the surviving spouse dies before distribution begins, then distribution will be made as if the surviving spouse were the Participant. Distribution will be considered as having commenced when the deceased Participant would have reached Age 70 1/2 even if payments have been made to the surviving spouse before that date. However, if distribution to the surviving spouse commences in the form of an irrevocable annuity over a period permitted under paragraph (b) before the deceased Participant would have reached Age 70 1/2, distribution will be considered as having begun on the actual annuity commencement date.

     (e0 Participants In Pay Status: If a Participant who has started receiving distribution of his or her retirement benefit dies before the entire benefit has been distributed, the balance of the benefit will be distributed to the Participant's Beneficiary at least as rapidly as under the method of distribution being used on the date of the Participant's death.

5.3 DISABILITY BENEFITS: Unless a cash-out occurs under Section 5.5, the Disability benefit a Participant is entitled to receive under Section 4.4 will be distributed as follows:

     (a0 Form Of Distribution: Any Employee who became a Participant on or after January 1, 1998, shall receive his or her Disability benefit in one lump-sum in cash or property.

     (b0 Optional Forms Of Distribution: Any Employee who became a Participant on or after January 1, 1998, may elect to have his or her Disability benefit distributed (1) as a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date and has not died before such date. If the Participant is unmarried on the Annuity Starting Date and has not died before such date, the Participant's Disability benefit will be distributed as a life annuity; (2) in monthly, quarterly, semi-annual or annual cash installments over a period certain that does not extend beyond the Participant's life, or beyond the lives of the Participant and a designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and a designated Beneficiary), in which event the lump sum value of the benefit will either be segregated and separately invested by the Trustee, or it will be invested in a nontransferable annuity providing for installment payments; or (3) in one lump sum in cash or property.

     (c) Time Of Distribution: Distribution will be made under this Section within a reasonable time after the date on which the Participant suffers the Disability, but distribution must begin no later than the Participant's Required Beginning Date.

5.4 BENEFIT UPON TERMINATION: Unless a cash-out occurs under Section 5.5 or a prior distribution has been made under Section 5.2 or Section 5.3, the benefit a Terminated Participant is entitled to receive under Section 4.5 will be distributed as follows:

     (a)  Form  Of  Distribution:   Any  Terminated  Participant  who  became  a
          Participant on or after January 1, 1998, shall receive their benefit in one lump-sum in cash or property.

     (b) Optional Forms Of Distribution: Any Terminated Participant who became a Participant prior to January 1, 1998, may elect to have his or her benefit distributed (1) as a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date and has not died before such date. If the Participant is unmarried on the Annuity Starting Date and has not died before such date, the Participant's Disability benefit will be distributed as a life annuity; (2) in monthly, quarterly, semi-annual or annual cash installments over a period certain that does not extend beyond the Participant's life, or beyond the lives of the Participant and a designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and a designated Beneficiary), in which event the lump sum value of the benefit will either be segregated and separately invested by the Trustee, or it will be invested in a nontransferable annuity providing for installment payments; or (3) in one lump sum in cash or property.

     (c) Time Of Distribution: Distribution will be made under this Section within a reasonable time after a Terminated Participant reaches Normal or Early Retirement Age, but distribution must begin no later than the Required Beginning Date.

5.5 CASH-OUT OF BENEFITS: If the lump sum value of a Participant's benefit does not exceed $5,000, the Administrator may distribute the benefit in a lump sum without a Participant's consent as soon as practicable after a Participant becomes eligible for a distribution thereof, but distribution must occur no later than the date the benefit would otherwise be distributable under the terms of the Plan. That portion of a Participant's Account which is not a Vested Interest will be treated as a Forfeiture, and if such Vested Interest is zero on the date of distribution, a Participant will be deemed to have received a distribution of such Vested Interest.

5.6 RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS: If the lump sum value of a Participant's benefit exceeds (or at the time of any prior distribution exceeded) $5,000, and the benefit is immediately distributable, the benefit may only be distributed with the consent of a Participant and a Participant's spouse in accordance with this Section. That portion of a Participant's Account which is not a Vested Interest will be treated as a Forfeiture.

     (a) Definition Of Immediately Distributable: A Participant's benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or the Participant's surviving spouse) before the Participant reaches (or would have reached if not deceased) the later of his or her Normal Retirement Age or Age 62.

     (b)  Consent   Requirements:   The  consent  of  the  Participant  and  the
          Participant's spouse (or where either the Participant or the Participant's spouse has died, the survivor) to any benefit that is immediately distributable must be obtained in writing within the 90-day period ending on the Annuity Starting Date. However, (1) only the Participant need consent to the distribution of a Qualified Joint and Survivor Annuity while the benefit is immediately distributable; and (2) neither the Participant nor the Participant's spouse will be required to consent to a distribution that is required by Code ss.401(a)(9) or ss.415. If this Plan upon termination does not offer an annuity option (purchased from a commercial provider) and if neither the Employer nor an Affiliated Employer maintains another defined contribution plan other than an employee stock ownership plan (ESOP) as defined in Code ss.4975(e)(7), the
          Participant's benefit will, without the Participant's consent, be distributed to the Participant. If the Employer or an Affiliated Employer does maintain another defined contribution plan other than an ESOP, the Participant's benefit will, without the Participant's consent, be transferred to the other plan if the Participant does not consent to an immediate distribution under the terms of this Section.

     (c) Notification Requirements: The Administrator must notify the Participant and the Participant's spouse of the right to defer any distribution until the benefit is no longer immediately distributable. Notification will include a general explanation of the material features and relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code ss.417(a)(3); and will be provided no less than 30 days or more than 90 days prior to the Annuity Starting Date. Distribution of the benefit may begin less than 30 days before the Annuity Starting Date if (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the required notification to consider the decision of whether to waive the Qualified Joint and Survivor Annuity and to consent to another form of distribution; (2) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7 day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; (3) the Annuity Starting Date is after the date that the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant (but the Annuity Starting Date may be before the date that any affirmative distribution elections are made by the Participant and before the date).

5.7 RESTORATION OF FORFEITED ACCOUNT BALANCE: If a Participant with a partially Vested Interest in his or her Participant's Account terminates employment with the Employer and receives (or is deemed to have received) a distribution of such Vested Interest, and such Participant is subsequently reemployed by the Employer, then such Participant's Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution which was attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer or the date on which the Participant incurs 5 consecutive Breaks in Service following the date of distribution. If a Participant whose Vested Interest in his or her Participant's Account is zero is deemed to have received a distribution of such Vested Interest from the Plan before the date on which the Participant incurs 5 consecutive Breaks in Service, upon reemployment with the Employer, such Participant's Account balance which is attributable to Employer contributions will be restored to the amount on the date of the deemed distribution.

5.8 SPOUSAL CONSENT REQUIREMENTS: A married Participant's election not to receive a Qualified Joint and Survivor Annuity (QJSA) under Section 5.1 or a Qualified Preretirement Survivor Annuity (QPSA) under Section 5.2, or an unmarried Participant's election not to receive a life annuity under
     Section 5.1, must be made in accordance with the following provisions:

     (a) Election Not To Receive A QJSA: A married Participant's election not to receive a Qualified Joint and Survivor Annuity, or an unmarried Participant's election not to receive a life annuity, must be in writing and must be made during the 90-day period ending on the Annuity Starting Date. Such election may be revoked in writing and a new election made at any time and any number of times during the election period.

     (b) Election Not To Receive A QPSA: A married Participant's election not to receive a Qualified Preretirement Survivor Annuity must be in writing and must be made during an election period beginning on the first day of the Plan Year in which the Participant reaches Age 35 and ending on the date of his or her death. The election may be revoked in writing and a new election made at any time and any number of times during the election period. A Terminated Participant's election period concerning his or her Vested Aggregate Account before his termination will not begin later than such date.

     (c) Special Pre-Age 35 QPSA Election: A Participant who has not yet reached Age 35 as of the end of any current Plan Year may make a special election not to receive a Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which such Participant reaches Age 35. This election will not be valid unless the Participant receives the same written explanation of the Qualified Preretirement Survivor Annuity as described in paragraph (d) below. Qualified
          Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant reaches Age 35. Any new election on or after such date will be subject to the full requirements of this Section 5.8.

     (d) Required Written Explanation Of QJSA Or QPSA: In connection with an election not to receive a Qualified Joint and Survivor Annuity, the Administrator will, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, provide the Participant with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant's right to make (and the effect of) an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant's spouse; and the right of the Participant to revoke such election (and the effect thereof). In connection with an election not to receive a Qualified Preretirement Survivor Annuity, the Administrator will provide each Participant within the Applicable Period as defined in paragraph (e) with a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the written explanation applicable to a Qualified Joint and Survivor Annuity as set forth in this paragraph.

     (e) Applicable Period: The Applicable Period for a Participant is whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains Age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains Age 35; (2) a reasonable period after the individual becomes a Participant; (3) a reasonable period ending after Code ss.401(a)(11) ceases to apply to the Participant; or
          (4) a reasonable period ending after Code ss.417(a)(5) ceases to apply with respect to the Participant. For purposes of this paragraph, a reasonable period means the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

     (f) Participants Who Terminate Before Age 35: In the case of a Participant who separates from service before the Plan Year in which the Participant reaches Age 35, the notice required under paragraph (d) will be provided within the two year period beginning one year prior to separation from service and ending one year after separation from service. If such Participant thereafter returns to employment with the Employer, the Applicable Period for such Participant will be redetermined.

     (g) Elections Must Have Spousal Consent: A Participant's election not to receive a Qualified Joint and Survivor Annuity or a Participant's election not to receive a Qualified Preretirement Survivor Annuity will not be effective (1) unless the Participant's spouse consents in writing to the election; (2) unless the election designates a specific Beneficiary (or form of benefit) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent); and (3) unless the spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

     (h)  Additional Requirements For Spousal Consent: Notwithstanding paragraph
          (g), a spouse's consent will not be required if there is no spouse or if the spouse cannot be located, or if there are other circumstances (as set forth in the Code) present which preclude the necessity of such spouse's consent. Any consent by a Participant's spouse (or establishment that consent cannot be obtained) will be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior election may be made by a Participant without the spouse's consent at any time before the commencement of benefits. No consent obtained under paragraph (g) will be valid unless the Participant has received notice as provided in paragraph (d).

5.9  APPLICATION OF CODE SECTION  401(a)(9):  All  distributions  made under the terms of the  Plan  will be  determined  and  made in  accordance  with the regulations issued under Code ss.401(a)(9), including the minimum distribution incidental benefit requirement of regulation ss.1.401(a)(9)-2, and any provisions in this Plan which reflect Code ss.401(a)(9) will override any distribution options which are inconsistent with such Code section and regulations.

5.10 STATUTORY COMMENCEMENT OF BENEFITS: Unless the Participant otherwise elects, distribution of a Participant's benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (1) reaches the earlier of Age 65 or Normal Retirement Age; (2) reaches the 10th anniversary of the year the Participant commenced Plan participation; or (3) terminates service with the Employer. However, the failure of a Participant and the Participant's spouse to consent to a distribution while a benefit is immediately distributable within the meaning of Section 5.6 above will be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section. In addition, if this Plan provides for early retirement, a Participant who satisfied the service requirement for early retirement prior to Termination of Employment will be entitled to receive his or her Vested Aggregate Account balance, if any, upon satisfaction of the age requirement for early retirement.

5.11 DETERMINATION OF LIFE EXPECTANCIES: If a Participant's Vested Aggregate Account is distributed through other than the purchase of an immediate annuity, the applicable calendar year will be the First Distribution Calendar Year and, if life expectancy is being recalculated, each succeeding calendar year. If annuity payments commence before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase. For purposes of
     Section 5.2, payments will be calculated by use of the return multiples specified in regulation ss.1.72-9. Life expectancy of a surviving spouse may be recalculated annually, but in the case of any other Beneficiary, life expectancy will be calculated at the time payment first commences and payments for any 12-consecutive month period will be based on such life expectancy minus the number of whole years that have passed since distribution commenced. The First Distribution Calendar Year is, for distributions beginning before the Participant's death, the calendar year immediately preceding the calendar year containing the Participant's Required Beginning Date. For distributions beginning after the death of a Participant, the First Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.2.

5.12 SEGREGATION OF BENEFIT BEFORE DISTRIBUTION: As of the Valuation Date coinciding with or next following the date a Participant terminates employment with the Employer for any reason, the Administrator will, until a distribution is made to the Participant or the Participant's Beneficiary in accordance with Sections 5.1, 5.2, 5.3, 5.4 or 5.5, direct the Trustee in a uniform nondiscriminatory manner to either (1) invest the Participant's Vested Aggregate Account balance determined as of such Valuation Date in a separate interest bearing account; or (2) leave the Participant's Vested Aggregate Account balance as part of the general Trust Fund, in which case such account will share in the allocation of earnings and losses under Section 3.3(a).

5.13 DISTRIBUTION IN EVENT OF LEGAL INCAPACITY: If any person entitled to benefits (the "Payee") suffers from a Disability or is under a legal incapacity, payments may be made in one or more of the following ways as directed by the Administrator: (a) to the Payee directly; (b) to the guardian or legal representative of the Payee's person or estate; (c) to a relative of the Payee, to be expended for the Payee's benefit; or (d) to the custodian of the Payee under any Uniform Gifts to Minors Act. The Administrator's determination of minority or incapacity will be final.

5.14 DIRECT ROLLOVERS: A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover, which is a payment by the Plan to the eligible retirement plan specified by the distributee.

     (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code ss.401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Code ss.408(a), an individual retirement annuity described in Code ss.408(b), an annuity plan described in Code ss.403(a), or a qualified trust described in Code ss.401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) Definition Of Distributee: For purposes of this Section, a distributee includes an Employee or former Employee. In addition, an Employee's or former Employee's Surviving Spouse and an Employee's or former Employee's spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code ss.414(p), are distributees with regard to the interest of the Spouse or former Spouse.

5.15 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS: Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15th to any Participant to whose account Excess Elective Deferrals were allocated for the preceding year and who claims Excess Elective Deferrals for such taxable year. Distribution of Excess Elective Deferrals will made in accordance with the following provisions:

     (a) Assignment Of Excess Elective Deferrals: A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before April 15th of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant will be deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer.

     (b) Definition Of Excess Elective Deferrals: The term Excess Elective Deferrals means Elective Deferrals that are includible in a Participant's gross income under Code ss.402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals will be treated as Annual Additions under Section 6.1 of the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year. Excess Elective Deferrals that are distributed after April 15th are includible in the Participant's gross income in the taxable year in which deferred and the taxable year in which distributed.

     (c) Determination Of Income Or Loss: Excess Elective Deferrals will be adjusted for any income or loss up to the end of the Participant's taxable year and, at the discretion of the Administrator, may be adjusted for income or loss up to the date of distribution. The period between the end of the Participant's taxable year and the date of distribution will be referred to as the gap period, and any income earned therein will be allocated at the discretion of the Administrator applied consistently to all Participants and to all corrective distributions for the taxable year. The income or loss allocable to a Participant's Excess Elective Deferrals will be the amount determined by either the method in subparagraph (1) or subparagraph (2) plus, if applicable the amount determined in subparagraph (3):

          (1) The amount determined by multiplying the income or loss allocable to his Elective Deferrals for the taxable year (and the gap period) by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is (A) the Participant's Account balance attributable to Elective Deferrals as of the beginning of the Participant's taxable year plus any Elective Deferrals allocated to the Participant's Account during such taxable year and the gap period, if applicable, or (B) solely with respect to taxable years beginning before January 1, 1992, the Participant's Account balance attributable to Elective Deferrals as of the end of the Participant's taxable year, reduced by any gain and increased by any loss allocable thereto during the taxable year; or

          (2) The amount determined by any reasonable method of allocating income or loss to Excess Elective Deferrals for the taxable year and for the gap period provided the method used is the same method used by this Plan for allocating income or losses to Participant's Accounts; and

          (3) 10% of the amount determined under (1) multiplied by the number of whole months between the end of the Participant's taxable year and the distribution date, counting the month of distribution if it occurs after the 15th of such month.

5.16 DISTRIBUTION OF EXCESS CONTRIBUTIONS: Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. The amount of Excess Contributions to be distributed under this Section will be reduced by the amount of any Excess Elective Deferrals previously distributed to the Participant under Section 5.15 for the Participant's taxable year ending with or within the Plan Year. Distribution of Excess Contributions will be made in accordance with the following provisions:

     (a) Allocation To Highly Compensated Employees: Excess Contributions will be allocated to the HCEs with the largest amounts of Employer contributions taken into account in calculating the ADP Test for the year in which the Excess Contributions arose, beginning with the HCE with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which they arose, a 10% excise tax will be imposed on the Employer. Excess Contributions will be treated as Annual Additions under Section 6.1.

     (b) Definition Of Excess Contributions: The term Excess Contributions means with respect to any Plan Year the excess of (a) the aggregate amount of Employer contributions actually taken into account in computing the ADP Test of Participants who are HCEs for such Plan Year, over (b) the maximum amount of such contributions permitted by the ADP Test (determined by reducing contributions made on behalf of Participants who are HCEs in order of their ADPs, beginning with the highest of such percentages).

     (c) Determination Of Income Or Loss: Excess Contributions will be adjusted for any income or loss up to the end of the Plan Year and, at the discretion of the Administrator, may be adjusted for income or loss up to the date of distribution. The period, if any, between the end of the Plan Year and the date of distribution will be referred to as gap period, and any income earned therein will be allocated at the Administrator's discretion applied consistently to all Participants and to all corrective distributions made for the Plan Year. The income or loss allocable to each Participant's Excess Contributions will be the amount determined by either the method in subparagraph (1) or subparagraph (2) plus, if applicable, the amount determined under subparagraph (3), as follows:

          (1) The amount determined by multiplying the income or loss allocable to his or her Elective Deferrals (and if applicable, QNECs and/or QMACs) for the Plan Year (and the gap period, if applicable) by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator of which is (A) the Participant's Account balance attributable to Elective Deferrals (and if applicable, QNECs and/or QMAC that are included in the ADP test) as of the beginning of the Plan Year plus any Elective Deferrals (and if applicable, QNECs and/or QMACs that are included in the ADP test) allocated to the Participant during such Plan Year and the gap period, if applicable, or (B) solely with respect to Plan Years beginning before January 1, 1992, the Participant's Account balance attributable to Elective Deferrals (and if applicable, QNECs and/or QMACs that are included in the ADP Test) as of the end of the Plan Year reduced by any gain and increased by any loss allocable thereto during the Plan Year; or

          (2) The amount determined by any reasonable method of allocating income or loss to the Participant's Elective Deferrals (and if applicable, QNECs and/or QMACS) for the Plan Year and for the gap period provided the method used is the same method used for allocating income or losses to Participants' Accounts; and

          (3) 10% of the amount determined under (1) multiplied by the number of whole months between the end of the Plan Year and the distribution date, counting the month of distribution if it occurs after the 15th of such month.

     (d) Accounting For Excess Contributions: Excess Contributions will be distributed from the Participant's Elective Deferral sub-account and QMAC sub-account in proportion to the Participant's Elective Deferrals and QMACs (to the extent used in the ADP Test) for the Plan Year. Excess Contributions will be distributed from the Participant's QNEC sub-account only to the extent the Excess Contributions exceed the balance in the Participant's Elective Deferral sub-account and QMAC sub-account.

5.17 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS: Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such contributions were allocated for the preceding Plan Year. Distribution of Excess Aggregate Contributions will be made in accordance with the following provisions:

     (a)  Allocation  To  Highly   Compensated   Employees:   Excess   Aggregate
          Contributions will be allocated to the HCEs with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the HCE with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If Excess Aggregate Contributions are distributed more than 2 1/2months after the last day of the Plan Year in which they arose, a 10% excise tax will be imposed on the Employer with respect to those amounts. Excess Aggregate Contributions will be treated as Annual Additions under Section 6.1.

     (b) Forfeitures Of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions will be allocated (after all other Forfeitures) to the Matching Contribution sub-account of each Participant who is a NHCE who made Elective Deferrals or Voluntary Employee Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

     (c) Excess Aggregate Contribution: The term Excess Aggregate Contribution means, with respect to any Plan Year, the excess of (1) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Participants who are HCEs for such Plan Year, over (2) the maximum Contribution Percentage Amounts permitted by the ACP Test (determined by reducing contributions made on behalf of Participants who are HCEs in order of their Contribution Percentage Amounts beginning with the highest of such percentages). Such determination will be made after first determining Excess Elective Deferrals and then determining Excess Contributions. The terms Actual Contribution Percentage, Contribution Percentage and Contribution Percentage Amount are defined in Section 1.10 of the Plan.

     (d) Determination Of Income: Excess Aggregate Contributions will be adjusted for any income or loss up to the end of the Plan Year and, at the discretion of the Administrator, may be adjusted for income or loss up to the date of distribution. The period between the end of the Plan Year and the date of distribution will be referred to as the gap period, and any income earned during the gap period will be allocated at the discretion of the Administrator applied consistently to all Participants and to all corrective distributions for the Plan Year. The income or loss allocable to a Participant's Excess Aggregate Contributions will be the amount determined by either the method in subparagraph (1) or subparagraph (2) plus, if applicable, the amount determined under subparagraph (3):

          (1) The amount determined by multiplying the income or loss allocable to his Voluntary Employee Contributions, Matching Contributions (if not used in the ADP Test), QNECs and, to the extent applicable, Elective Deferrals for the Plan Year (and the gap period, if applicable) by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is (A) the Participant's Account balance(s) attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus any additional amounts attributable to Contribution Percentage Amounts allocated to the Participant during such Plan Year and the gap period, if applicable, or (B) solely with respect to Plan Years beginning before January 1, 1992, the Participant's Account balance attributable to Contribution Percentage Amounts as of the end of the Plan Year, reduced by any gain and increased by any loss allocable thereto during the Plan Year; or

          (2) The amount determined by any reasonable method of allocating income or loss to the Participant's Voluntary Contributions, Matching Contributions and QNECs for the Plan Year and for the gap period, if applicable, provided the method used is the same one used for allocating income or losses to Participants' Accounts; and

          (3) 10% of the amount determined under (1) multiplied by the number of whole months between the end of the Plan Year and the distribution date, counting the month of distribution if it occurs after the 15th of such month.

     (e) Accounting For Excess Aggregate Contributions: Excess Aggregate Contributions will be forfeited if forfeitable, or will be distributed on a pro-rata basis from the Participant's Voluntary Employee Contribution Account, Matching Contribution sub-account and QMAC sub-account, and if applicable, from the Participant's QNEC sub-account or the Elective Deferral sub-account, or both.

5.18 FINANCIAL HARDSHIP DISTRIBUTIONS: A Participant who has attained age 59 1/2 may request in writing to the Administrator that up to 100% of the Participant's Elective Deferral Account (including any earnings credited thereto as of the end of the last Plan Year ending before July 1, 1989) as of the Valuation Date immediately preceding such request be distributed because of the Participant's financial hardship, subject to the following provisions:

     (a) Amount And Form Of Distribution: The maximum amount distributable cannot exceed the amount required to relieve the financial hardship, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A hardship distribution will only be made in a lump sum provided the Participant's spouse, if any, consents to the distribution in accordance with Section 5.8.

     (b)  Definition  Of  Financial   Hardship:   Financial  hardship  means  an
          immediate  and  heavy  financial  need  that  the  Participant   lacks
          available resources to satisfy. For purposes of this Plan, the following financial needs will be considered immediate and heavy: (1) payment of medical expenses within the meaning of Code ss.213(d) that are incurred by the Participant, his spouse or his children; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse or the Participant's children;
          (4) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; (5) payment of funeral expenses for a member of the Participant's family; or (6) any other immediate and heavy financial need as determined by the Administrator in a uniform nondiscriminatory manner.

     (c) Participant's Written Representations: Except as otherwise provided in paragraph (d), a hardship distribution can only be made to the extent a Participant's financial hardship cannot be satisfied from other resources reasonably available to the Participant, as determined by the Administrator on the basis of all relevant facts and circumstances. However, the Administrator may treat a distribution as necessary to satisfy a financial hardship if the Administrator, in the absence of actual knowledge to the contrary, relies upon the Participant's written representation that the financial hardship cannot be relieved (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant's assets, to the extent such liquidation would not itself cause a financial hardship; (3) by cessation of the Participant's Elective Deferrals or Voluntary Employee Contributions to the Plan; or (4) by other distributions or nontaxable (at the time of the loan) loans from any other Employer-maintained plans or from any other employer, or by borrowing from commercial sources on reasonable commercial terms.

     (d) Safe Harbor Deemed Distributions: If a Participant elects not to comply with the written representation requirements set forth in paragraph (c) with respect to a distribution made for one of the reasons set forth in paragraphs (b)(1), (2), (3) or (4), then any such distribution will be deemed to be necessary to satisfy a financial hardship if the Participant has obtained all distributions (other than financial hardship distributions) and all nontaxable loans currently available under all plans maintained by the Employer. Furthermore, by electing not to comply with the requirements of paragraph (c), the
          Participant cannot make Elective Deferrals and Voluntary Employee Contributions to this Plan or any other plan maintained by the Employer for at least 12 months after receipt of the hardship distribution; and for the Participant's taxable year immediately following the taxable year of the hardship distribution, the Participant cannot make Elective Deferrals to this Plan or any other plan maintained by the Employer in excess of the applicable limit under Code ss.402(g)(5) for such taxable year, minus the amount of such Participant's Elective Deferrals made for the taxable year in which the financial hardship distribution was made.

     (e) Restriction On Certain Transferred Assets: Notwithstanding any provision in this Section to the contrary, no hardship distribution can be made under this Section with respect to benefits attributable to assets (including post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code ss.414(l), from a money purchase pension plan qualified under Code ss.401(a) to this Plan (other than any portion of those assets and liabilities attributable to Voluntary Employee Contributions).

                                    ARTICLE 6
                          CODE SECTION 415 LIMITATIONS


6.1 MAXIMUM ANNUAL ADDITION: The maximum Annual Addition (as defined in paragraph (c) below) made to a Participant's various accounts maintained under the Plan for any Limitation Year beginning after December 31, 1986 will not exceed the lesser of the Dollar Limitation set forth in Section 6.1(a) or the Compensation Limitation set forth in Section 6.1(b), as follows:

     (a)  Dollar  Limitation:  The Dollar  Limitation  is  $30,000,  as annually
          adjusted  by  the  Secretary  of  the  Treasury  in  accordance   with
          Code ss.415(d).

     (b) Compensation Limitation: The Compensation Limitation is an amount equal to 25% of the Participant's Section 415 Compensation for the Limitation Year. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code ss.401(h) or Code ss.419A(f)(2) after separation from service which is otherwise treated as an Annual Addition under Code ss.415(l)(1) or Code ss.419A(d)(2).

     (c)  Annual  Additions:  The term  Annual  Additions  means  the sum of the following amounts credited to a Participant's Account for the Limitation Year: (1) Employer contributions; (2) Employee contributions; (3) Forfeitures; (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code ss.415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code ss.419A(d)(3), under a welfare fund, as defined in Code ss.419(e), maintained by the Employer. Notwithstanding the foregoing, a Participant's Annual Additions do not include his or her rollovers, loan repayments, repayments of prior Plan distributions or prior distributions of mandatory contributions, direct transfers of contributions from another plan to this Plan, deductible contributions to a simplified employee pension plan, or voluntary deductible contributions.

6.2 ADJUSTMENTS TO MAXIMUM ANNUAL ADDITION: In applying the limitation on Annual Additions set forth in Section 6.1, the following adjustments must be made:

     (a) Short Limitation Year: In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in Section 6.1(a) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

     (b) Plans With Different Anniversary Dates: If a Participant participates in multiple defined contribution plans sponsored by the Employer which have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans for such Limitation Year.

     (c) Plans With The Same Anniversary Date: If a Participant participates in multiple defined contribution plans sponsored by the Employer which have the same Anniversary Date, then (1) if only one of the plans is subject to Code ss.412, Annual Additions will first be credited to the Participant's accounts in the plan subject; and (2) if none of the plans are subject to Code ss.412, the maximum Annual Addition in this Plan for a given Limitation Year will equal the product of (A) the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant's account, multiplied by the ratio that the Annual Additions which would be credited to a Participant's accounts hereunder without regard to the limitations in
          Section 6.1 bears to the Annual Additions for all plans described in this paragraph.

6.3 MULTIPLE PLANS AND MULTIPLE EMPLOYERS: All defined benefit plans (whether terminated or not) of the Employer will be treated as one defined benefit plan, and all defined contribution plans (whether terminated or not) of the Employer will be treated as one defined contribution plan. In addition, all Affiliated Employers will be considered a single employer.

6.4 MULTIPLE PLAN REDUCTION: For Plan Years beginning before January 1, 2000, if an Employee is, or has been, a Participant in one or more Employer-sponsored defined benefit plans and in one or more Employer-sponsored defined contribution plans, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0, determined in accordance with the following:

     (a) Defined Benefit Fraction: The Defined Benefit Fraction is a fraction which has as its numerator the Participant's Projected Annual Benefits determined as of the close of the Limitation Year and which has as its denominator the lesser of 125% of the dollar limitation for the Limitation Year determined under Code ss.415(b) and ss.415(d), or 140% of the amount which may be taken into account under Code ss.415(b)(1)(B) for such Limitation Year. Notwithstanding the foregoing, with respect to anyone who was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of the defined benefit fraction will not be less than 125% of the Current Accrued Benefit.

     (b) Definitions: As used in paragraph (a) above, (1) the term Projected Annual Benefits means the annual benefits payable to a Participant under all defined benefit plans (whether terminated or not) of the Employer as determined under regulationss.1.415-7(b)(3); and (2) the term Current Accrued Benefit means a Participant's accrued benefit under a defined benefit plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code ss.415(b)(2). In determining a
          Participant's Current Accrued Benefit, the Administrator will disregard any changes in the terms and conditions of the Plan after May 5, 1986, and any cost of living adjustment occurring after May 5, 1986. The Current Accrued Benefit will only be used as set forth above if the defined benefit plans individually and in the aggregate satisfied the requirements of Code ss.415 for all Limitation Years beginning before January 1, 1987.

     (c) Defined Contribution Fraction: The Defined Contribution Fraction is a fraction the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether terminated or not) maintained by the Employer for the current Limitation Year and all prior Limitation Years (including the Annual Additions attributable to the Participant's non-deductible contributions to all

          Employer maintained defined benefit plans, whether terminated or not, and the Annual Additions attributable to all welfare benefit funds, as defined in Code ss.419(e), and individual medical accounts, as defined in Code ss.415(l)(2) maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current Limitation Year and all prior Limitation Years the Employee was employed by the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum permissible aggregate amount in any Limitation Year is the lesser of (1) 125% of the dollar limitation in effect in Code ss.415(c)(1)(A) for such Limitation Year determined without regard to Code ss.415(c)(6) and adjusted per regulation ss.1.415-7(d)(1) and Notice 83-10, or (2) 35% of the Participant's Section 415 Compensation.

     (d) Transition Rule For Denominator: For defined contribution plans in effect on or before July 1, 1982, the Administrator may elect for any Limitation Year ending after December 31, 1982 that the denominator will be the product of the denominator for the Limitation Year ending in 1982 determined under the law in effect for such Limitation Year, multiplied by the Transition Fraction, which is a fraction which has as its numerator the lesser of $51,875 or 1.4 multiplied by 25% of the Participant's Section 415 Compensation for the Plan Year ending in 1981, and which has as its denominator the lesser of $41,500 or 25% of the Participant's Section 415 Compensation for the Plan Year ending in 1981. In any Top Heavy Limitation Year, $41,500 will be substituted for $51,875 in determining the Transition Fraction unless the Extra Minimum Allocation is being provided in Section 3.5. In a Super Top Heavy Plan Year, $41,500 will always be substituted for $51,875.

     (e) Adjustment Of Fraction: If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of such defined contribution fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the defined benefit fraction and the defined contribution fraction over 1.0 multiplied by the denominator of the defined contribution fraction will be permanently subtracted from the numerator of the defined contribution fraction. The adjustment will be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code ss.415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

     (f) Top Heavy Adjustments To Multiple Plan Fraction: In any Top Heavy Limitation Year, 100% will be substituted for 125% in paragraph (a) and paragraph (c) above unless (1) a 7.5% allocation is being provided to Non-Key Employees in Section 3.5, or (2) a Non-Key Employee is being provided with a retirement benefit under a defined benefit plan that is equal to 3% of his or her average monthly Section 415 Compensation. However, in any Super Top Heavy Limitation Year, 100% will be substituted for 125% in any event. If the 100% limitation is exceeded for any Participant in any Limitation Year, then (1) the Participant's accrued benefit in the defined benefit plan will not be increased; (2) no Annual Additions may be credited to the Participant's accounts under this Plan; and (3) the Participant may not make any contributions, whether voluntary or mandatory, to this Plan or any other Employer sponsored qualified plan.

6.5 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS: If an allocation of Forfeitures or an error in calculating a Participant's Compensation causes the Annual Additions allocated to such Participant's Account to exceed the maximum set forth in Section 6.1, such Participant's Account will be adjusted as follows in order to reduce such excess:

     (a) Return Of Elective Deferrals And Employee Contributions: The Administrator will return any Elective Deferrals and/or Employee contributions (whether such Employee contributions are voluntary or mandatory), and will distribute the gains attributable to those Elective Deferrals and/or Employee contributions, to the extent that such return or distribution would reduce the excess amount in the Participant's Account.

     (b) Reallocation In The Current Year: After the return of contributions and the distribution of gains specified in paragraph (a) have been made, and prior to the creation of a Section 415 Suspense Account as set forth in paragraph (c) below, any excess will be reallocated in accordance with Section 3.2 to all Participants who have not yet attained their maximum Annual Addition. If necessary, the Administrator will repeat the reallocation until all Participants have reached their maximum Annual Addition.

     (c) Remaining Excess: If an excess amount still remains in a Participant's Account, then (1) if the Participant is employed by the Employer at the end of the Limitation Year, the Administrator will hold the excess in the Section 415 Suspense Account and use it to reduce Employer contributions (including any allocation of Forfeitures) for the next Limitation Year (and each succeeding Limitation Year if necessary) for the Participant; and (2) if the Participant is not employed by the Employer at the end of a Limitation Year, the excess may not be distributed to the Participant but will be held unallocated in the
          Section 415 Suspense Account and will be used to reduce future Employer contributions (including the allocation of Forfeitures) for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary.

     (d) Earnings, Losses And Reallocation: If the Section 415 Suspense Account is in existence at any time during a Limitation Year pursuant to this Section, it will not share in the allocation of the earnings or losses of the Trust Fund. If the Section 415 Suspense Account is in existence at any time during a particular Limitation Year, all amounts in such account must be allocated and reallocated to Participants' Accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts in the
          Section 415 Suspense Account may not be distributed to Participants or former Participants.

                                    ARTICLE 7
                              DUTIES OF THE TRUSTEE


7.1 APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION: This Plan will have one or more individual Trustees, a corporate Trustee, or any combination thereof, appointed as follows:

     (a) Appointment Of Trustee: Each Trustee will be appointed by the Employer and will serve until its successor has been named or until such Trustee's resignation, death, incapacity, or removal, in which event the Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

     (b) Resignation Of Trustee: A Trustee may resign at any time by giving 30 days written notice in advance to the Employer, unless such notice is waived by the Employer. The Employer may remove a Trustee by giving such Trustee 30 days written notice in advance. Such removal may be with or without cause.

     (c) Successor Trustee: Each successor Trustee will succeed to the title to the Trust by accepting his appointment in writing and by filing such written acceptance with the former Trustee and the Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund's title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

     (d) Merger Of Corporate Trustee: If any corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation which succeeds to the fiduciary business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

7.2 INVESTMENT ALTERNATIVES OF THE TRUSTEE: The Trustees will implement an investment program based on the Employer's investment objectives and the Employee Retirement Income Security Act of 1974. In addition to powers given by law, the Trustee may:

     (a) Property: Invest the Trust Fund in any form of property, including common and preferred stocks, exchange covered call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, foreign or domestic, having a ready market including securities issued by an institutional Trustee and/or affiliate of the institutional Trustee. The Trustee may invest on margin. An institutional Trustee may invest in its own deposits if they bear a reasonable interest rate. The Trustee may retain, manage, operate, repair, improve and mortgage or lease for any period on such terms as it deems proper any real estate or personal property held by the Trustee, including the power to demolish any building or other improvements in whole or part. The Trustee may erect buildings or other improvements, make leases that extend beyond the term of this Trust, and foreclose, extend, renew, assign, release or partially release and discharge mortgages or other liens.

     (b) Pooled Funds: The Trustee may transfer any assets of the Trust Fund to a collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts provided the Internal Revenue Service has ruled such collective trust to be qualified under Code ss.401(a) and exempt under Code ss.501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee and/or affiliates of an institutional Trustee. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Trust Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust will be a part hereof as though set forth herein.

     (c) Employer Stock: The Trustee may invest the Trust Fund in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under Sections 406, 407, and 408 of ERISA provided that such investment does not constitute a prohibited transaction under Code
          Section 4975. Any such investment will only be made upon written direction of the Employer who will be solely responsible for the propriety of such investment.

     (d) Cash Reserves: The Trustee may retain in cash as much of the Trust Fund as the Trustee may deem advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account without liability for the highest rate of interest available. If a bank is acting as Trustee, such Trustee is specifically given authority to invest in deposits of such Trustee. The Trustee may also hold cash un-invested at any time and from time to time and in such amount or to such extent as the Trustee deems prudent, and the Trustee will not be liable for any losses which may be incurred as the result of the failure to invest same, except to the extent provided herein or in ERISA.

     (e) Reorganizations Etc: The Trustee may join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, upon such terms as the Trustee deems wise.

     (f) Registration of Securities: The Trustee may cause any securities or other property to be registered in the Trustee's own name or in the name of the Trustee's nominee or nominees, and may hold any investments in bearer form, but the records of the Trustee will at all times show all such investments as part of the Trust Fund.

     (g) Proxies: The Trustee may vote proxies and if appropriate pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy.

     (h) Ownership Rights: The Trustee may exercise all ownership rights with respect to any assets held in the Trust Fund.

     (i) Other Investments: The Trustee may accept and retain for such time as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not such securities or property would normally be purchased as investments hereunder.

     (j) Key Man Insurance: The Trustee, with the consent of the Administrator, may purchase insurance Policies on the life of any Participant whose employment is deemed to be key to the Employer's financial success. Such key man Policies will be deemed to be an investment of the Trust Fund and will be payable to the Trust Fund as the beneficiary thereof. The Trustee may exercise any and all rights granted under such Policies.

     (k) Loans To The Trust: The Trustee may borrow or raise money for purposes of the Plan in such amounts, and upon such terms and conditions, as the Trustee deems advisable; and for any sum so borrowed, the Trustee may issue a promissory note as Trustee, and secure repayment of the loan by pledging all, or any part, of the Trust Fund as collateral. No person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity or propriety of any borrowing.

     (l) Agreements With Banks: The Trustee may with the consent of the Employer and upon such terms as they in their discretion deem necessary, enter into an agreement with a bank or trust company providing for (a) the deposit of all or part of the funds and property of the Trust with such bank or trust company, (b) the appointment of such bank or trust company as the agent or custodian of the Trustees for investment purposes, with such discretion in investing and reinvesting the funds of the Trust as the Trustees deem it necessary or desirable to delegate.

     (m) Litigation: The Trustee may begin, maintain, or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obliged or required to do so unless indemnified to its satisfaction.

     (n) Claims, Debts or Damages: The Trustee may settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan.

     (o) Miscellaneous: The Trustee may do all such acts and exercise all such rights, although not specifically mentioned herein, as the Trustee deems necessary to carry out the purposes of the Plan. The Trustee will not be restricted to securities or other property of the character expressly authorized by applicable law for trust investments, subject to the requirement that the Trustee discharge his duties with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of similar character and with similar aims by diversifying the investments to minimize the risks of large losses unless under the circumstances it is clearly prudent not to do so.

7.3 VALUATION OF THE TRUST FUND: On each Valuation Date, the Trustee will determine the net worth of the Trust Fund. The value of marketable investments will be determined using the most recent price quoted on a national securities exchange or over-the-counter market. The value of non-marketable investments will be determined periodically by an independent third-party appraiser as required by law, and the Trustees will have no responsibility for the valuation of such assets.

7.4 COMPENSATION AND EXPENSES: The Trustee, either from the Trust Fund or from the Employer, will be reimbursed for all of its expenses and will be paid reasonable compensation as agreed upon from time to time with the Employer; but no person who receives full-time pay from the Employer will receive any fees for services to the Plan as Trustee or in any other capacity. Expenses will be paid by each Adopting Employer in the ratio that each Adopting
     Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan.

7.5 PAYMENTS FROM THE TRUST FUND: The Trustee will pay Plan benefits and other payments as the Administrator directs, and except as provided by ERISA, the Trustee will not be responsible for the propriety of such payments. Any payment made to a Participant, or a Participant's legal representative or Beneficiary in accordance with the terms of the Plan will, to the extent of such payment, be in full satisfaction of all claims arising against the Trust, the Trustee, the Employer, and the Administrator. Any payment or distribution made from the Trust is contingent on the recipient executing a receipt and release acceptable to the Trustee, Administrator, or Employer.

7.6 PAYMENT OF TAXES: The Trustee will pay all taxes of the Trust Fund, including property, income, transfer and other taxes which may be levied or assessed upon or in respect of the Trust Fund or any money, property or securities forming a part of the Trust Fund. The Trustee may withhold from distributions to any payee such sum as the Trustee may reasonably estimate as necessary to cover federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from any payee or distributee as the Trustee deems necessary.

7.7 ACCOUNTS, RECORDS AND REPORTS: The Trustee will keep accurate records reflecting its administration of the Trust Fund and will make such records available to the Employer for review and audit. Within 90 days after each Plan Year, and within 90 days after its removal or resignation, the Trustee will file with the Employer an accounting of its administration of the Trust Fund during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such accounting will include a statement of cash receipts and disbursements since the date of its last accounting and will contain an asset list showing the fair market value of investments held in the Trust Fund as of the end of the Plan Year as determined under Section 7.3. The Employer will review the accounting and will notify the Trustee in the event of its disapproval of the report within 90 days, providing the Trustee with a written description of the items in question. The Trustees will have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves of the report, the Trustee will file its accounting in a court of competent jurisdiction for audit and adjudication.

7.8 EMPLOYMENT OF AGENTS AND COUNSEL: The Trustee may employ such agents, counsel, consultants, or service companies as it deems necessary and may pay their reasonable expenses and compensation. The Trustee will not be liable for any action taken or omitted by the Trustee in good faith pursuant to the advice of such agents and counsel. Any agent, counsel, consultant, service company and/or its successors will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party administrator will be to safe-keep the individual records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any Fiduciaries of the Plan. It is expressly stated that the third party administrator's services are only ministerial in nature and that under no circumstances will such third party administrator exercise any discretionary authority whatsoever over Plan Participants, Plan investments, or Plan benefits.

7.9 DIVISION OF DUTIES AND INDEMNIFICATION: The division of duties and the indemnification of the Trustees of this Plan will be governed by the following provisions:

     (a) No Guarantee Against Loss: The Trustees will have the authority and discretion to manage and control the Fund to the extent provided in this instrument, but do not guarantee the Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan. Furthermore, the Trustees will not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder, except to the extent it is judicially determined that the Trustees have failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims.

     (b) Representations Of The Employer: The Employer warrants that all directions issued to the Trustees by it or the Plan Administrator will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and the regulations issued thereunder.

     (c) Directions By Others: The Trustees will not be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Employer, a Participant or the Plan Administrator will be in writing. The Plan Administrator will deliver to the Trustees certificates evidencing the individual or individuals authorized to act as the Administrator and will deliver to the Trustees specimens of their signatures.

     (d) Duties And Obligations Limited By The Plan: The duties and obligations of the Trustees will be limited to those expressly imposed upon it by this Plan or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustees, will rest solely with the Employer and with the Administrator.

     (e) Indemnification Of Trustees: The Trustees will be indemnified and saved harmless by the Employer from and against any and all liability to which the Trustees may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Employer, the employees or agents of the Employer, the Administrator, or any other Fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustees or Fiduciary or other Fiduciaries of the Plan.

     (f) Trustees Not Responsible For Application Of Payments: The Trustees will not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

     (g) Multiple Trustees: If more than one Trustee is appointed, all acts and/or transactions taken on behalf of the Trust can only be taken with the consent of a majority of the Trustees unless the Trustees have agreed by a majority of their number that a particular act and/or transaction can be taken or approved by a single Trustee.

     (h) Limitation Of Liability: No Trustee will be liable for the act of any other Trustee or Fiduciary unless the Trustee has knowledge of such act.

     (i) Trustees As Participants Or Beneficiaries: Trustees will not be prevented from receiving any benefits to which they may be entitled as Participants or Beneficiaries in the Plan, so long as the benefits are computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

     (j) No Self-Dealing: The Trustees will not (1) deal with the assets of the Trust Fund in their own interest or for their own account; (2) in their individual or in any other capacity, act in any transaction involving the Trust Fund on behalf of a party (or represent a party) whose interests are adverse to the interests of the Plan, or its Participants or Beneficiaries; or (3) receive any consideration for their own personal accounts from any party dealing with the Plan in connection with a transaction involving assets of the Trust Fund.

7.10 APPOINTMENT OF INVESTMENT MANAGER: The Trustee may appoint an Investment Manager to manage and control the investment of all or any portion of the Trust Fund. Each Investment Manager will be either be an investment advisor registered under the Investment Advisors Act of 1940; a bank as defined in that Act; or an insurance company qualified to manage, acquire or dispose of any asset of the Trust under the laws of more than one state. An Investment Manager will acknowledge in writing that it is a Fiduciary of the Plan. The Trustee will enter into an agreement with the Investment Manager specifying the duties and compensation of the Investment Manager and further specifying any other terms and conditions under which the Investment Manager will be retained. The Trustee will not be liable for any act or omission of an Investment Manager, and will not be liable for following the advice of an Investment Manager with respect to any duties delegated by the Trustee to the Investment Manager. The Trustee will have the power to determine the portion of the Plan's assets to be invested by a designated Investment Manager and to establish investment objectives and guidelines for the Investment Manager to follow.

7.11 ASSIGNMENT AND ALIENATION OF BENEFITS: Except as may otherwise be permitted under Code ss.401(a)(13)(C), or as may otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 8.6, or as may otherwise be permitted under Section 7.14 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

7.12 EXCLUSIVE BENEFIT RULE: All contributions made by the Employer or an Affiliated Employer to the Trust Fund will be used for the exclusive benefit of the Participants who are Employees of the Employer or Affiliated Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan. All contributions made by an Adopting Employer who is not an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees of the Adopting Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the Adopting Employers' proportionate costs of maintaining the Plan pursuant to Section 7.4.

7.13 PURCHASE OF INSURANCE: The purchase of insurance Policies on the life of a Participant, other than key man insurance under Section 7.2(j), is not currently permitted in this Plan.

7.14 LOANS TO PARTICIPANTS: The Employer, in accordance with a written loan procedure established by the Employer, may permit loans to be made from the Trust Fund to Participants and Beneficiaries on a non-discriminatory basis. If made available, a Participant or Beneficiary may make application to the Administrator requesting a loan. The Administrator will have the sole right to approve or disapprove the application provided that loans will be made available to all Participants on a reasonably equivalent basis. All loans must be evidenced by a legally enforceable agreement (which may include more than one document) set forth in writing or in such other form as may be approved by the Internal Revenue Service, and the terms of such agreement must specify the amount and term of the loan, and the repayment schedule. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees, and no loan will be made to a Participant who is an Owner-Employee or a Shareholder-Employee except to the extent such loan is treated as a prohibited transaction under Code ss.4975. Subject to the loan procedure, loans will be made in accordance with the following:

     (a) Minimum Loan And Maximum Loan: No loan will be less than $500 or, when added to the outstanding balance of all other loans to the Participant, will exceed the lesser of (1) $50,000 reduced by the excess, if any, of the Participant's highest outstanding balance of loans during the 1-year period ending on the day before the loan was made, over the Participant's outstanding balance of loans on the day the loan was made; or (2) one-half of the Participant's Vested Aggregate Account.

     (b) Aggregation Of Loans: For purposes of the limitations in paragraph (a) above, all loans from all plans of the Employer and Affiliated Employers will be aggregated. An assignment or pledge of any portion of the Participant's Vested Aggregate Account balance, and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section.

     (c) Loans Must Bear Reasonable Interest: Any loan granted hereunder must bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan, unless the Administrator sets forth a different method for determining loan interest rates in its loan procedures such as using the prime rate or some other rate based on the prime rate. The loan agreement will also provide for the payment of principal and interest not less than quarterly. The interest earned by the Trust on any loan granted hereunder will be credited directly to the individual Participant's Account.

     (d) Loans Must Be Secured: If a Participant's loan application is approved by the Administrator, such Participant will be required to execute a note, a loan agreement and an assignment of his or her Vested Aggregate Account as collateral for the loan. The Participant must obtain the consent of his or her spouse, if any, within the 90 day period before the Participant's Vested Aggregate Account is used as security for the loan. A new consent is required if the Vested Aggregate Account is used for any renegotiation, extension, renewal or other revision of the loan, including any increase in the amount thereof. The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a notary public or the Administrator. Such consent will thereafter be binding with respect to the consenting Spouse or any subsequent Spouse.

     (e) Terms Of Repayment: The term of a loan will not exceed 5 years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home (not used on a transient basis) which is used or is to be used within a reasonable time as the principal residence of the Participant. The term of a loan will be determined by the Administrator considering the maturity dates quoted by representative commercial banks in the local area for a similar loan. Notwithstanding the foregoing, however, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his or her family within the meaning of Code ss.267(c)(4) may provide for periodic repayment over a reasonable period of time that may exceed 5 years. Additionally, loans made prior to January 1, 1987 may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.
          The Administrator may allow a grace period for the making of any required installment payment, but any such period cannot extend beyond the last day of the calendar quarter following the calendar quarter in which the required installment was due.

     (f) Suspension Of Installment Payments: Loan installment payments may be suspended for a period not longer than one year in which the Participant is on a leave of absence, either without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, even if payments are suspended due to a leave of absence, the loan must still be repaid by the latest date permitted under the original terms of the loan and the payments due after the leave ends (or, if earlier, after the first year of the leave) must not be less than those required under the original terms of the loan.

     (g) Repayment Of Loan Before Distribution Of Benefit: If a Participant has received a loan from the Plan and the Participant or the Participant's Beneficiary is entitled to a payment from the Trust Fund before the loan is repaid in full, the Trustee will offset at the time of distribution the unpaid loan balance (including accrued interest) from the total amount otherwise due to the Participant or Beneficiary. If a valid spousal consent has been obtained pursuant to paragraph (d) above, then notwithstanding any other provision of this Plan, the portion of the Participant's Vested Aggregate Account used as a security interest for a loan will be taken into account in determining the amount of the Vested Aggregate Account payable at the time of death or distribution, but only if the reduction is used as a repayment of the loan. If less than 100% of the Participant's Vested Aggregate Account (determined without regard to the preceding sentence) is payable to the Participant's surviving spouse, then such Vested Aggregate Account will be adjusted by first reducing the Vested Aggregate Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

     (h) Immediate Repayment: A Participant's loan will become immediately due and payable if the Participant fails to make principal and/or interest payments for two successive calendar quarters. In such event, the Administrator will reduce the Participant's Vested Aggregate Account by the remaining principal and interest of the loan, and such reduction will constitute a distributable event (to the extent of the reduction) under the Plan. If the Participant's Vested Aggregate Account is less than the amount due, the Administrator will take whatever steps are necessary to collect the balance due from the Participant.

7.15 DIRECTED INVESTMENT ACCOUNTS: If agreed to by the Trustees and approved by the Employer, Participants will be given the option to direct the investment of all or a portion of their Participant's Account (and any Rollover Contributions and Voluntary Employee Contributions) into a directed, or segregated investment selected by the Participant; or among alternative investment funds established as part of the overall Fund. Such alternative investment funds will be under the full control of the management of the Trustees. Alternatively, if investments outside the Trustees' control are allowed, Participants may not direct that investments be made in collectibles, other than U.S. Government gold and silver coins. In this connection, a Participant's right to direct the investment of his or her own Rollover Contributions and Voluntary Employee Contributions will apply only to the selection of the desired fund. The following rules will apply to the administration of such funds and to the handling of Participants' investment directions:

     (a) Investment Form: Eligible Participants will complete an investment designation form stating the percentage to be invested in or transferred to or from the available funds. A Participant may change his or her investment election by filing a new investment designation form with the Employer or the Employer's designee. Such change will be effective no later than the first day of the next Election Period. Election Periods will be established at the discretion of the Employer but in any event will occur no less frequently than once in every 12-month period or, at the discretion of the Employer and the Trustee, once in every 3-month or 6-month period or at such other more frequent time which is uniformly available as determined by the Employer and the Trustee.

     (b) Transfers Between Funds: A Participant may elect to transfer all or part of his or her account balance in one or more of the investment funds from one investment fund to another investment fund by filing an investment designation form with the Employer or with the Employer's designee within a reasonable administrative period prior to the next Election Period. The funds will be transferred by the Trustee or the Employer's designee as soon as practicable prior to, or by the start of, the new Election Period. Telephone transfers will be permitted under uniform procedures approved by the Trustee.

     (c) Administrator Responsibility: The Plan Administrator or the Plan Administrator's designee will be responsible when transmitting
          Employer and Employee contributions to show the dollar amount to be credited to each investment fund for each Participant.

     (d) No Administrator Liability: Except as otherwise provided herein, neither the Trustee, nor the Employer, nor any Plan fiduciary will be liable to the Participant or his or her Beneficiaries for any loss resulting from action taken at the direction of the Participant.

     (e) Adoption Of Procedures: All investment designations by Plan Participants are to be made in accordance with such procedures as the Employer may adopt. At the discretion of the Employer and the Trustees, such procedures will permit sufficient selection among investment alternatives to satisfy the provisions of DOL regulation ss.2550.404(c)-1.

                                    ARTICLE 8
                           DUTIES OF THE ADMINISTRATOR


8.1 APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION: Each Administrator appointed by the Employer will continue until his death, resignation, or removal by the Employer, and any Administrator may resign by giving 30 days written notice to the Employer. If an Administrator dies, resigns, or is removed by the Employer, his successor will be appointed as promptly as possible, and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.2 POWERS AND DUTIES OF THE ADMINISTRATOR: The powers and duties of the Administrator will include (a) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan; (b) directing the Trustees with respect to payments from the Trust Fund; (c) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures; (d) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency; (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party under (a) above; (f) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974; and (g) construing and resolving any question of Plan interpretation. The Administrator's interpretation of Plan provisions, including eligibility and benefits under the Plan, is final, and unless it can be shown to be arbitrary and capricious will not be subject to "de novo" review. If there is more than one Administrator, the Administrators may delegate specific responsibilities among themselves, including the authority to execute documents unless the Employer revokes such delegation. The Employer and Trustee will be notified in writing of any such delegation of responsibilities, and the Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.3 EMPLOYMENT OF AGENTS AND COUNSEL: The Administrator may appoint such actuaries, accountants, custodians, counsel, agents, consultants, and other persons deemed necessary or desirable in connection with the administration and operation of the Plan. The actions of any such third parties will be subject to the limitations described in Section 7.8 of the Plan; and no such third parties will be given any authority or discretion concerning the management and operation of the Plan that would cause them to become Fiduciaries of the Plan.

8.4 COMPENSATION AND EXPENSES: The Administrator may receive such compensation as agreed upon between the Employer and the Administrator, provided that any person who already receives full-time pay from the Employer may not receive any fees for services to the Plan as Administrator or in any other capacity. In addition, the Employer will pay all reasonable expenses incurred by the Administrator in the performance of its duties under this Plan. If the Employer fails to pay such expenses, the Trustee will reimburse the Administrator out of the Trust Fund. Expenses will be paid by each Adopting Employer in the ratio that each

     Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan.

8.5 CLAIMS PROCEDURES: Upon retirement, death, Disability or Termination of Employment, the Participant or representative of such Participant may make application to the Administrator requesting payment of benefits due and the manner of payment, in accordance with the following:

     (a) Automatic Payment If No Application Is Made: If no application for benefits is made and no cash-out of benefits occurs under Section 5.5, the Administrator will automatically pay a Participant's Vested Aggregate Account balance in the form that does not require spousal consent no later than the time prescribed in Section 5.10.

     (b) Denial Of Claim: If an application for benefits is made, the Administrator will accept, reject, or modify such request and will notify the Participant in writing setting forth the response of the Administrator and in the case of a denial or modification the
          Administrator will (1) state the specific reason or reasons for the denial, (2) provide specific reference to pertinent Plan provisions on which the denial is based, (3) provide a description of any additional material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and (4) explain the Plan's claim review procedure as contained herein.

     (c) Review Procedure: In the event the request is rejected or modified, the Participant or his representative may within 60 days following receipt by the Participant or representative of such rejection or modification, submit a written request for review by the Plan Administrator of its initial decision. Within 60 days following such request for review, the Plan Administrator will render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Plan Administrator's final decision, the Participant or representative can institute an action in a federal court of competent jurisdiction; for this purpose, process would be served on the Plan Administrator.

8.6 QUALIFIED DOMESTIC RELATIONS ORDERS: A Qualified Domestic Relations Order, or QDRO, is a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. The Administrator will determine if a domestic relations order is a Qualified Domestic Relations Order as follows:

     (a) Administrator's Determination: Promptly upon receipt of a domestic relations order, the Administrator will notify the Participant and any alternate payee(s) named in the order of such receipt, and will include a copy of this Section 8.6. Within a reasonable time after receipt of the order, not to exceed 60 days, the Administrator will make a determination as to whether or not the order is a QDRO as defined in Code ss.414(p) and will promptly notify the Participant and any alternate payee(s) in writing of the determination.

     (b) Specific Requirements Of QDRO: In order for a domestic relations order to be a QDRO, it must specifically state all of the following: (1) the name and last known mailing address (if any) of the Participant and of each alternate payee covered by the order. However, if the QDRO does not specify the current mailing address of the alternate payee, but the Administrator has independent knowledge of that address, the QDRO will still be valid; (2) the dollar amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined;
          (3) the number of payments or period for which the order applies;  and
          (4) the specific plan (by name) to which the order applies. The domestic relations order will not be deemed a

          QDRO if it requires the Plan to provide any type or form of benefit, or any option not already provided for in the Plan, or increased benefits, or benefits in excess of the Participant's Vested Interest, or payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

     (c) Disputed Orders: If there is a question as whether or not a domestic relations order is a QDRO, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Administrator will segregate the amount that would have been payable to the alternate payee(s) if the order had been deemed a QDRO. If the order is not determined to be a QDRO, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the order, the Administrator will pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no order. If a determination as to the Qualified status of the order is made after the 18-month period, then the order will only be applied on a prospective basis. If the order is determined to be a QDRO, the Participant and alternate payee(s) will again be notified promptly after such determination. Once an order is deemed a QDRO, the Administrator will pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the order's qualification.

     (d) Payment Prior To Termination Of Employment: A QDRO may provide for the payment of benefits to an alternative payee prior to the time a Participant has terminated employment. Further, such payment can be made even if the affected Participant has not yet reached the Earliest Retirement Age. For purposes of this paragraph, the term Earliest Retirement Age means the earlier of (1) the date on which the Participant is entitled to a distribution under this Plan, or (2) the later of (i) the date the Participant attains age 50, or (ii) the earliest date on which the Participant could receive benefits under this Plan if the Participant terminated employment with the Employer.

     (e)  Effect  Of  QDRO On  Survivor  Annuity  Requirements:  Notwithstanding
          Section 5.1 and 5.2 to the contrary, a Participant's benefits which are payable from the Plan in the form of either a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity need not be paid in such form if such payment is inconsistent with, or has been modified by, the terms of a Qualified Domestic Relations Order.

                                    ARTICLE 9
                        AMENDMENT, TERMINATION AND MERGER


9.1 AMENDMENT: The Employer, by action of its board of directors, will have the right to amend the Plan at any time if the amendment complies with the following requirements:

     (a) General Requirements: Amendments must be in writing and cannot (1) increase the responsibilities of the Trustee or Administrator without written consent; (2) deprive any Participant or Beneficiary of Plan benefits to which he or she is entitled; (3) decrease the amount of any Participant's Account balance except as permitted under Code ss.412(c)(8); (4) permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the
          Participants or their Beneficiaries except as required to pay taxes and administration expenses, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; or (5) eliminate or reduce a retirement-type subsidy, or an early retirement benefit, or an optional form of benefit with respect to benefits attributable to service before the amendment. In the case of a retirement-type subsidy, this provision will apply only with respect to a Participant who satisfies the pre-amendment conditions for the subsidy either before or after the amendment.

     (b) Certain Corrective Amendments: For purposes of satisfying the minimum coverage requirements of Code ss.410(b), the nondiscriminatory amount requirement of regulation ss.1.401(a)(4)-1(b)(2), or the nondiscriminatory plan amendment requirement of regulation ss.1.401(a)(4)-1(b)(4), a corrective amendment may retroactively increase allocations for Employees who benefited under the Plan during the Plan Year being corrected, or may grant allocations to Employees who did not benefit under the Plan during the Plan Year being corrected. In addition, to satisfy the nondiscriminatory current availability requirement of regulation ss.1.401(a)(4)-4(b) for benefits, rights or features, a corrective amendment may make a benefit, right or feature available to Employees to whom it was previously not available. A corrective amendment will not be taken into account prior to the date of its adoption unless it satisfies the applicable requirements of regulation ss.1.401(a)(4)-11(g)(3)(ii) through (vii), including the requirement that, in order to be effective for the preceding Plan Year, such amendment must be adopted by the 15th day of the 10th month after the close of the preceding Plan Year.

9.2 TERMINATION: The Employer at any time can terminate the Plan and Trust in whole or in part by filing written notice thereof with the Administrator and Trustee or by completely discontinuing contributions to the Plan. Upon termination of the Plan, the Trustee will continue to administer the Trust until distribution has been made to the Participants, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan. Upon termination of the Plan (whether partial or complete), or upon a complete discontinuance of contributions to the Plan, any Participant who is affected by such termination will have a 100% Vested Interest in his Participant's Account.


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


9.3 MERGER OR CONSOLIDATION: This Plan and Trust may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS


10.1 NO CONTRACT OF EMPLOYMENT: Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan.

10.2 TITLE TO ASSETS: No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

10.3 QUALIFIED MILITARY SERVICE: Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code ss.414(u).

10.4 FIDUCIARIES AND BONDING: The Fiduciaries of this Plan will have only those powers and duties which are specifically given to the Fiduciaries under the terms of this Plan. In addition, every Fiduciary other than a bank, an insurance company, or a Fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10% of the amount of funds under such Fiduciary's supervision, but such bond will not be less than $1,000 or more than $500,000. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a Fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust, at the election of the Employer.

10.5 SEVERABILITY OF PROVISIONS: If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

10.6 GENDER AND NUMBER: Words used in the masculine gender will be construed as though they were also used in the feminine or neuter gender where applicable, and words used in the singular form will be construed as though they were also used in the plural form where applicable.

10.7 HEADINGS AND SUBHEADINGS: Headings and subheadings are inserted for convenience of reference. They constitute no part of this Plan and are not to be considered in its construction.

10.8 LEGAL ACTION: In any claim, suit or proceeding concerning the Plan and/or Trust which is brought against the Trustee or the Administrator, this Plan and Trust will be construed and enforced according to the laws of the state in which the Employer maintains its principal place of business, to the extent that is not preempted by the provisions of ERISA. Furthermore, unless otherwise prohibited by law, either the Employer or the Trust, in the sole discretion of the Employer, will reimburse the Trustee and/or the Administrator for all costs, attorneys fees and other expenses associated with any such claim, suit or proceeding.

     IN WITNESS WHEREOF, this Plan and Trust have been executed by the Employer and the Trustees on the day, month and year set forth on page 1 of this Agreement.


                                                     FREQUENCY ELECTRONICS, INC.


                                                     By: _______________________




                                                     TRUSTEES


                                                     ___________________________
                                                     Robert Klomp


                                                     ___________________________
                                                     Marvin P. Meirs


                                                     ___________________________
                                                     Markus Hechler


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


                                   EXHIBIT 4.9

                                 FIRST AMENDMENT


     WHEREAS, FREQUENCY ELECTRONICS, INC., a Delaware corporation, adopted a certain 401(k) Sharing Plan, effective January 1, 1985, which was thereafter amended and restated, and which it is now deemed desirable to further amend said Plan.

     NOW, THEREFORE, it is agreed by the undersigned that the said Plan is hereby amended in the following manner:

     1. Section 1.19 ("ELIGIBLE PARTICIPANT") shall be amended by deleting the entire Section and replacing it with the following:

1.19 ELIGIBLE PARTICIPANT: The term Eligible Participant means a Participant eligible to receive an allocation of Employer contributions allocable for a Plan Year. Any Participant who is an Employee will be an Eligible Participant.

     2. Paragraph (b) ("Matching Contributions") and Paragraph (c) ("Non-Elective Contributions") of Section 3.1 ("EMPLOYER CONTRIBUTIONS") shall be amended by deleting the entire Paragraphs and replacing them with the following:

     (b) Matching Contributions: The Employer may contribute in cash or in Employer Stock on behalf of each Participant a Matching Contribution to be determined each year by the Employer. Matching Contributions made for each Plan Year must satisfy the ACP Test. Matching Contributions which do not satisfy the ACP Test will be deemed Excess Aggregate Contributions and will be returned as set forth in Section
          5.17. The Employer may elect to treat all or any portion of a Matching Contribution as a Qualified Matching Contribution to the extent necessary to satisfy the ACP Test.

     (c)  Non-Elective  Contributions:  The  Employer  may  make a  Non-Elective
          Contribution in cash or in Employer Stock in such an amount as determined by the Employer, and the Employer will convey such amount to the Trustee in writing. The Employer's determination of the amount of its Non-Elective Contribution will be binding on the Trustee, the Administrator and all Participants and may not be reviewed in any manner. However, (1) no Non-Elective Contribution may exceed the maximum amount deductible under Code ss.404; (2) Non-Elective Contributions will be limited as required by Code ss.415; and (3) no Non-Elective Contribution will be made for any Participant who is not an Eligible Participant unless required by Section 3.5.

     3. Paragraph (c) ("Non-Elective Contributions") of Section 3.2 ("ALLOCATION OF EMPLOYER CONTRIBUTIONS") shall be amended by deleting the entire Paragraph and replacing it with the following:

     (c) Non-Elective Contributions: Non-Elective Contributions will be allocated on the annual Valuation Date to the Eligible Participant's Non-Elective Contribution Account of each Eligible Participant on a per capita basis.


     4. Section 4.2 ("BENEFIT UPON LATE RETIREMENT") shall be amended by deleting the entire Section and replacing it with the following:

4.2 BENEFIT UPON LATE RETIREMENT: A Participant who has reached Normal or Early Retirement Age may elect to remain employed and retire at a later date. Such Participant will continue to participate in the Plan and his or her Participant's Account will continue to receive allocations under Article 3 until the Participant actually retires. A Participant who elects late retirement may at any time (1) choose to have distributed prior to actual retirement all or part of his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution; or (2) choose to have such Vested Aggregate Account balance transferred to another qualified retirement plan maintained by the Employer. Upon actual retirement, the Participant will be entitled to his or her undistributed Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.1.

     5. Article 5 ("DISTRIBUTION OF BENEFITS") shall be amended by adding the following new Section:

5.19 PRE-RETIREMENT DISTRIBUTIONS: A Participant who has reached Age 59 1/2 may request in writing that the Administrator distribute all or part of the Participant's Elective Deferral Account within 60 days of such request. In addition, a Participant may request in writing to the Administrator that within 60 days of such request up to 100% of the Participant's Vested Interest in his or her Non-Elective Contribution Account and Matching Contribution Account be distributed, subject to the following provisions:

     (a) Eligibility Requirements: On the date of distribution, the Non-Elective Contributions and Matching Contributions being distributed must have accumulated in the Participant's Account for at least two consecutive Plan Years, or the Participant must have completed at least 5 Years of Plan Participation. In addition to the foregoing, the Participant must have reached Age 59 1/2 and must have a 100% Vested Interest in his or her Participant's Account.

     (b) Amount And Form Of Distribution: The maximum amount of Non-Elective Contributions and Matching Contributions distributable under this
          Section is the Participant's Vested Interest in his or her Non-Elective Contribution Account and Matching Contribution Account as of the Valuation Date which coincides with or immediately precedes the date of distribution. Distribution will only be made in a lump sum payment provided the Participant's spouse, if any, consents to the distribution in accordance with the provisions of Section 5.8.

     (c) Restriction On Certain Transferred Assets: Notwithstanding any provision in this Section to the contrary, no pre-retirement distribution can be made under this Section with respect to benefits attributable to assets (including post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code ss.414(l), from a money purchase pension plan qualified under Code ss.401(a) to this Plan (other than any portion of those assets and liabilities attributable to Voluntary Employee Contributions).

     6. The first Paragraph of Section 7.14 ("LOANS TO PARTICIPANTS") shall be amended by deleting the entire Paragraph and replacing it with the following:

7.14 LOANS TO PARTICIPANTS: The Employer, in accordance with a written loan procedure established by the Employer, may permit loans to be made from the Trust Fund to Participants and Beneficiaries on a non-discriminatory basis, however Participants and Beneficiaries shall not have the option to borrow from any portion of their Participant's Accounts invested in Employer Stock. If made available, a Participant or Beneficiary may make application to the Administrator requesting a loan. The Administrator will have the sole right to approve or disapprove the application provided that loans will be made available to all Participants on a reasonably equivalent basis. All loans must be evidenced by a legally enforceable agreement (which may include more than one document) set forth in writing or in such other form as may be approved by the Internal Revenue Service, and the terms of such agreement must specify the amount and term of the loan, and the repayment schedule. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees, and no loan will be made to a Participant who is an Owner-Employee or a Shareholder-Employee except to the extent such loan is treated as a prohibited transaction under Code ss.4975. Subject to the loan procedure, loans will be made in accordance with the following:

     7. The first Paragraph of Section 7.15 ("DIRECTED INVESTMENT ACCOUNTS") shall be amended by deleting the entire Paragraph and replacing it with the following:

7.15 DIRECTED INVESTMENT ACCOUNTS: If agreed to by the Trustees and approved by the Employer, Participants will be given the option to direct the investment of all or a portion of their Participant's Account (and any Rollover Contributions and Voluntary Employee Contributions) into a directed, or segregated investment selected by the Participant; or among alternative investment funds established as part of the overall Fund, however Participants shall not have the option to direct the investment of any portion of their Participant's Accounts invested in Employer Stock. Such alternative investment funds will be under the full control of the management of the Trustees. Alternatively, if investments outside the Trustees' control are allowed, Participants may not direct that investments be made in collectibles, other than U.S. Government gold and silver coins. In this connection, a Participant's right to direct the investment of his or her own Rollover Contributions and Voluntary Employee Contributions will apply only to the selection of the desired fund. The following rules will apply to the administration of such funds and to the handling of Participants' investment directions:

     8. In all other respects, except as hereinbefore modified, the said Retirement Plan is hereby ratified and confirmed, the within amendment to be effective as of January 1, 2000.

     IN WITNESS WHEREOF, FREQUENCY ELECTRONICS, INC., has caused this instrument to be duly executed as of the 12th day of June, 2000.

                                                     FREQUENCY ELECTRONICS, INC.



                                                     By_________________________
                                                             President


72